                                                                   EXHIBIT 10.22



                                      LEASE



                                     BETWEEN



                             BIORELIANCE CORPORATION


                                       AND


                         BPG INDUSTRIAL PARTNERS II, LLC






                              Dated April ___, 1998

                                TABLE OF CONTENTS

                                                                            Page

1.   INCORPORATION OF RECITALS..............................................   3

2.   DEFINITIONS............................................................   3

3.   LEASED PREMISES; SUBORDINATION TO PRIME LEASE..........................   7

4.   TERM AND EXTENSION.....................................................   8
     A.  Preliminary and Initial Terms......................................   8
     B.  Extension Terms....................................................   8

5.   RENTAL.................................................................   9
     A.  Amount.............................................................   9
     B.  Rent Commencement Date.............................................  15
     C.  Additional Rent....................................................  15

6.   GUARANTY OF CONSTRUCTION...............................................  18

7.   FEES AND COSTS OF CONSTRUCTION.........................................  18

8.   LESSEE'S INSURANCE.....................................................  18
     A.  Mandatory Insurance Requirements During the Construction Period....  18
     B.  Mandatory Insurance Requirements During the Operations Period......  20

9.   INDEMNIFICATION........................................................  23

10.  LIENS, CLAIMS OR ENCUMBRANCES..........................................  25
     A.  Free of Liens......................................................  25
     B.  Discharge of Lien..................................................  25
     C.  Failure to Discharge Lien..........................................  25

11.  RIGHT TO CONSTRUCT AND ARCHITECTURAL REVIEW............................  26
     A.  Submission and Approval of Plans...................................  26
     B.  Plan Approval is not in Lieu of other Approvals/Permits............  27
     C.  No Monetary Liability for Approval of Plans........................  27
     D.  Coordination of Plans..............................................  28

12.  CONSTRAINTS............................................................  28
     A.  No Nuisance........................................................  28
     B.  Notice of Toxic and Hazardous Materials............................  28
     C.  Indemnification....................................................  29

                                TABLE OF CONTENTS

                                   (CONTINUED)

                                                                            PAGE

     D.  Outdoors Activities................................................  30
     E.  Building Sites.....................................................  30
     F.  Compliance with Mortgages..........................................  30

13.  BUILDING CONSTRUCTION AND ALTERATIONS..................................  31
     A.  Building Codes.....................................................  31
     B.  Cleaning of Premises...............................................  31
     C.  Premises "As Is"...................................................  31

14.  LANDSCAPING. OUTSIDE STORAGE AND MAINTENANCE...........................  31
     A.  Landscaping........................................................  31
     B.  Maintenance of Landscaping.........................................  32
     C.  Screening of Storage Areas.........................................  32
     D.  Storage of Fuel Oil, etc...........................................  32
     E.  Safe conditions....................................................  32
     F.  Vacant Buildings...................................................  33

15.  UTILITY CONNECTIONS....................................................  33

16.  SIGNS OR MONUMENTS.....................................................  33
     A.  Defined............................................................  33
     B.  Approval of Plans..................................................  33
     C.  Construction Signs.................................................  34

17.  PARKING AREAS AND LOADING ZONES........................................  34
     A.  Parking Facilities.................................................  34
     B.  Loading and Unloading Areas........................................  35

18.  TEMPORARY STRUCTURES...................................................  35

19.  MAINTENANCE OF PROPERTY................................................  36
     A.  Lessee's Obligation................................................  36
     B.  Lessor's Right, but not Obligation to Repair.......................  36
     C.  County's Maintenance...............................................  36

20.  COOPERATIVE MAINTENANCE AGREEMENT AND COMMON AREA CHARGES..............  37
     A.  Maintenance Agreement..............................................  37
     B.  Common Area Contribution...........................................  37

                                TABLE OF CONTENTS

                                   (CONTINUED)

                                                                            PAGE

     C.  Storm Water Management.............................................  37

21.  UTILITY SERVICE AND ACCESS.............................................  38

22.  ACCESS BY LESSOR AND EASEMENT..........................................  38
     A.  Access to Maintain Pipes...........................................  38
     B.  Reservation of Easements...........................................  39
     C.  Accommodation of Lessee............................................  39

23.  COMMON AREAS...........................................................  39
     A.  Lessee's Non-exclusive Right to Use................................  39
     B.  County's Right to Make Changes to Common Areas.....................  40

24.  ENFORCEMENT............................................................  40
     A.  Lease for the Benefit of Parties...................................  40
     B.  Remedies...........................................................  40
     C.  Default............................................................  41
     D.  Bankruptcy.........................................................  42
     E.  No Default Arising From Acts or Omissions of Lessor's Affiliates...  42
     F.  Limitation on Lessor's Right to Termination........................  43

25.  EXPIRATION.............................................................  43
     A.  Surrender of Improvements..........................................  43
     B.  Removal of Trade Fixtures..........................................  44

26.  TENANT HOLDING OVER....................................................  44

27.  MORTGAGE OF LESSEE'S LEASEHOLD INTEREST................................  44
     A.  Notice of Default under Mortgage or Lease..........................  44
     B.  Leasehold Mortgagee Right to Notice and Cure.......................  45
     C.  Leasehold Mortgagee as Holder of Lessee's Interest.................  46
     D.  Certain Restrictions During Leasehold Mortgage.....................  46
     E.  New Financing......................................................  46
     F.  Assignment by Leasehold Mortgagee..................................  47
     G.  Notice of Mortgages................................................  47

28.  MORTGAGE OF LESSOR'S INTEREST..........................................  47

29.  ASSIGNMENT AND SUBLEASING; LESSOR'S RIGHT OF FIRST REFUSAL.............  49

                                TABLE OF CONTENTS

                                   (CONTINUED)

                                                                            PAGE

     A.  Right of First Refusal.............................................  49
     B.  Assignment or Subletting to Competitors............................  50
     C.  Other Assignments and Sublettings..................................  51
     D.  Successors and Assigns.............................................  52
     E.  Rights of Subtenants...............................................  53

30.  QUIET ENJOYMENT, TITLE TO LAND AND IMPROVEMENTS........................  53
     A.  Quiet Enjoyment....................................................  53
     B.  Title..............................................................  54

31.  SURRENDER - WAIVER AND AMENDMENT.......................................  54

32.  NON-DISCRIMINATION IN EMPLOYMENT AND SERVICES..........................  55

33.  DISPUTES...............................................................  55
     A.  Arbitration........................................................  55
     B.  Exceptions.........................................................  56

34.  GOVERNING LAW, SEVERABILITY, CASUALTY, CONDEMNATION AND COMPLIANCE.....  56
     A.  Governing Law......................................................  56
     B.  Lease not Redeemable...............................................  57
     C.  Casualty Damage....................................................  57
     D.  Condemnation.......................................................  58
     E.  Compliance with Law................................................  59
     F.  Limitation of Lessor's Liability...................................  59
     G.  Limitation of Lessee's Liability...................................  59

35.  RECORDING..............................................................  59

36.  ENTIRE AGREEMENT.......................................................  60

37.  NOTICE.................................................................  60

38.  CAPTIONS. PRONOUNS.....................................................  61

39.  SURVIVAL...............................................................  62

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

40.  MISCELLANEOUS PROVISIONS...............................................  62
     A.  Time of the Essence................................................  62
     B.  Days...............................................................  62
     C.  Certain Terms......................................................  62
     D.  Waiver of Trial by Jury............................................  62
     E.  No Representations by Lessor.......................................  63
     F.  Authority..........................................................  63
     G.  No Partnership.....................................................  63
     H.  Lessor Approvals...................................................  63
     I.  Consequential Damages..............................................  63

41.  CONTINGENT PURCHASE OPTION.............................................  63
     A.  Upon Expiration of Project Lease...................................  63
     B.  Upon Termination of Project Lease for Default......................  68
     C.  Terms and Conditions of Purchase...................................  69

42.  LESSEE'S RIGHT OF FIRST REFUSAL........................................  73


EXHIBITS

     Exhibit A    -    Diagram of Leased Premises [Recitals]
     Exhibit B    -    Declaration of Covenants and Easements
     Exhibit C    -    Development Plan [Section 2.D]
     Exhibit D    -    Rent/Purchase Price Schedule [Section 5.A]
     Exhibit E    -    Personal Guaranty of Construction

                                      LEASE

         THIS LEASE, made this ____ day of April, 1998, by and between BIORELIANCE CORPORATION, a Delaware corporation with its principal offices located at 9900 Blackwell Road, Rockville, Maryland 20850, hereinafter called "Lessor", and BPG INDUSTRIAL PARTNERS II, LLC, a Maryland limited liability company with its principal office at 110 N. Royal Street, Suite 305, Alexandria, Virginia 22314, hereinafter called "Lessee".

                                   WITNESSETH:

                                    Recitals

         That for and in consideration of the financial conditions hereinafter reserved and the covenants and conditions hereinafter contained, Lessor leases and demises unto Lessee and Lessee rents from Lessor the land and appurtenant rights described more particularly as a portion, containing approximately 4.35 acres, of Parcel N/Q of the Shady Grove Life Sciences Center, Rockville, Maryland, as shown on Exhibit A attached hereto and made a part hereof (such land, together with all Improvements constructed thereon, being hereinafter referred to as the "Property" or the "Premises"). Parcel N/Q of the Shady Grove Life Sciences Center ("Parcel N/Q") is shown on a plat entitled "Parcel 'N/Q', Shady Grove Life Sciences Center", recorded among the Land Records of Montgomery County, Maryland, in Plat Book 175, Plat 19634 in the Shady Grove Life Sciences Center located in Montgomery County, Maryland. Lessor has leased all of Parcel N/Q from Montgomery County, Maryland, pursuant to the Prime Lease (as herein defined).

         Lessee agrees to exercise reasonable efforts to begin construction of the Lessee's Work within twelve (12) months following the Lease Commencement Date (as herein defined). The "Lessee's Work" shall mean the shell of the Facility (as herein defined), the Facility mezzanine, the other systems of the Facility which Lessee is responsible to construct or install pursuant to the Project Lease (as herein defined) and the parking lot, driveways, sidewalks and landscaping on the Premises in accordance with the Site Plan (as herein defined). The Lessee's Work shall be consistent with the all applicable laws, codes, regulations and ordinances and the permitted uses set forth herein and the Development Plan (as herein defined), and shall be performed substantially in accordance with the Plans and Specifications (as herein defined). Lessee's right to construct improvements on the Property, including the right to construct additional improvements as may be allowed by the Development Plan, as the Development Plan may be amended from time to time, shall not exceed density of 58,733 square feet on the Property. Lessor acknowledges that a Lessor's Affiliate (as herein defined) shall be responsible for constructing all improvements on the Premises, other than the Lessee's Work, pursuant to the Project Lease. Lessee shall exercise reasonable and diligent efforts to: (i) file an application for the building permit(s) for the Lessee's Work within three (3) months after the Lease Commencement Date; and (ii) obtain a building permit(s) and begin construction of the Lessee's Work within six (6) months after the Lease Commencement Date. In the event Lessee fails to secure all necessary building permit(s) for the Lessee's Work to be constructed on the Property within six (6) months from the Lease Commencement Date, either Lessor or Lessee, at its option, may terminate this Lease. Once construction of the Lessee's Work has begun, Lessee shall exercise reasonable efforts to continue construction activities until completion of the Lessee's Work. Lessor shall cooperate with Lessee in filing any application for zoning, land use and building permits and any other permits and approvals necessary to the construction, development, use and operation of the Property in a timely manner.

         Now, therefore, for and in consideration of the terms of this Lease, the parties agree as follows:

         1. INCORPORATION OF RECITALS. The recitals are incorporated herein as if fully set forth.

         2. DEFINITIONS. When used in this Lease, the following terms have the meanings set forth below:

              A. The "County" means Montgomery County, Maryland, as the owner of Parcel N/Q and lessor thereof to Lessor. Any reference in this Lease to an approval, consent or agreement required to be obtained from County refers to County in its capacity as the owner and lessor of Parcel N/Q, and unless otherwise indicated, does not refer to approvals, consents or agreements required to be obtained from County in its governmental capacity.

              B. The "Covenants" means the Amended and Restated Declaration of Covenants and Easements, dated March 9, 1990, and recorded among the Land Records of Montgomery County, Maryland, in Liber 9332, folio 591. A copy of the Covenants is attached hereto as Exhibit B. Lessee hereby acknowledges that it has received and reviewed the Covenants.

              C. "Days" means calendar days unless specific reference is made to business days.

              D. The "Development Plan" means the Shady Grove Life Sciences Center Development Plan approved by County, in its governmental capacity, on September 16, 1986, and the amendment dated February 10, 1994, to the Development Plan which was approved by County, in its governmental capacity, on February 14, 1995, copies of which are attached hereto as Exhibit C, and any amendments to the Development Plan which may be issued by County, in its governmental capacity, from time to time.

              E. The "Facility" means the biopharmaceutical manufacturing facility consisting of approximately 58,733 square feet to be constructed on the Premises, and such other and further improvements as may be allowed on the Premises consistent with the Development Plan.

              F. "Improvements" means any structure, fixture or other improvements now located or hereinafter erected upon the Premises, including, but in no way limited to, the Facility, the Lessee's Work and appurtenances to be constructed thereon.

              G.   The "Land" means the Premises exclusive of the Improvements.

              H. "Lease Commencement Date" means the effective date of this Lease, which date is the date of final ratification and execution of this Lease by Lessor and Lessee.

              I. The "Lessee" means BPG Industrial Partners II, LLC, a Maryland limited liability company, its successors and assigns.

              J. The "Lessee's Work" shall have the meaning set forth in the recitals.

              K. The "Lessor" means BioReliance Corporation, a Delaware corporation, its successors and assigns.

              L. A "Lessor's Affiliate" means an entity which controls, is controlled by or is under common control with, Lessor. For purposes of this definition, the term "Lessor" shall solely refer to the entity which is the then-current holder of the lessor's leasehold interest under this Lease and shall not include any party which previously held the lessor's leasehold interest under this Lease. As used herein, "control" means the right to vote or direct more than fifty percent (50%) of the voting stock, general partnership interests, membership interests or other ownership interests in an entity.

              M. "Mortgage" means any now or hereafter existing mortgages, deeds of trust or other similar security agreements covering this Lease, or any sublease, and the term "Leasehold Mortgagee" means any mortgagee or beneficiary under a deed of trust or other similar security agreement covering this Lease, or any sublease, and unless context requires otherwise, shall include the mortgagee or beneficiary under any deed of trust or other similar security agreement to which Lessor's interest in the Premises is subordinated pursuant to
Section 28 hereof.

              N. "Occupant" includes any person or persons who, by reason of employment or other status, occupy space on or within the Premises and Improvements.

              O. "Parcel N/Q" shall have the meaning set forth in the recitals.

              P. The "Plans and Specifications" means (i) the architectural and structural plans entitled "Magenta Corporation, Shady Grove Life Sciences Center, Rockville, Maryland," dated November 17, 1997, prepared by Gaudreau, Inc. and Faisant Associates, Inc., and supplemented by Schedule A to Plans and Specifications, dated even date herewith, and (ii) the specifications entitled "Project Manual for Magenta Corporation, Shady Grove Life Sciences Center, Rockville, Maryland," dated November 17, 1997, prepared by Gaudreau, Inc. and Faisant Associates, Inc., as each of the same may be modified.

              Q. The "Premises" and the "Property" shall have the meaning set forth in the recitals.

              R. The "Prime Lease" means that certain Lease-Purchase Agreement, dated even date herewith, between County, as lessor, and Lessor, as lessee, for Parcel N/Q.

              S. The "Project Lease" means that certain sublease, dated even date herewith, between Lessee, as lessor, and MAGENTA Corporation, a Lessor's Affiliate as of the date of this Lease, as lessee, for the Premises. Lessor has executed a Guaranty of MAGENTA Corporation's obligations thereunder.

              T. "Property Value", for purposes of this Lease, means THREE HUNDRED FIFTY-TWO THOUSAND THREE HUNDRED SIXTY-EIGHT AND NO/100 DOLLARS ($352,368.00), being forty-eight and ninety-four one hundredths percent (48.94%) (a proportionate share, based upon the ratio of the F.A.R. square feet allocated to the Premises to the total F.A.R. square feet allocated to Parcel N/Q) of the discounted value of Parcel N/Q under the Prime Lease. If the discounted value of Parcel N/Q under the Prime Lease is reduced or increased, then the Property Value shall be proportionately reduced or increased.

              U. "Shady Grove Life Sciences Center" and "Life Sciences Center" mean the property and the improvements covered by the Development Plan which at this time consists of approximately 295 acres bounded by Key West Avenue on the north, Shady Grove Road on the east, Great Seneca Highway on the west and West Montgomery Avenue on the south, and including an approximately 6.92 acre parcel on the west side of Great Seneca Highway adjacent to the Public Service Training Academy, all of which land is in Montgomery County, Maryland.

              V. The "Site Plan" means the "Storm Drain, Paving and Site Plan" prepared by Loiederman Associates, Inc., dated August 1997, and amended October 17, 1997, October 22, 1997 and January 21, 1998, approved by the Shady Grove Life Sciences Center Architectural Review Committee for development of the Improvements, as the same may be amended.

         3.   LEASED PREMISES; SUBORDINATION TO PRIME LEASE.

              Lessor hereby leases unto Lessee, for the consideration set forth below, the Premises, initially for the construction, operation, and use of a biopharmaceutical manufacturing facility in the Shady Grove Life Sciences Center, and thereafter for any use permitted by the Covenants. For so long as the Prime Lease remains in effect, this Lease shall be subject and subordinate, in all respects, to the Prime Lease. Lessee hereby acknowledges and covenants that it has received and reviewed the Prime Lease. The Prime Lease includes a purchase option. If and when Lessor exercises such option and becomes fee simple owner of the Premises, all rights of County, in its capacity as the owner and lessor of the Premises, set forth in this Lease (including without limitation County's approval rights and right to be named as an additional insured on insurance policies) shall cease. Lessor shall give Lessee prompt written notice of its exercise of the purchase option in the Prime Lease. Whenever Lessor, as lessee under the Prime Lease, shall have the right to enforce any rights against the County as lessor under the Prime Lease because of the default or breach of the County under the Prime Lease, and if within ten (10) days after Lessee's written request, Lessor fails to either (i) take reasonable action to enforce such rights, or (ii) give Lessee written notice of its refusal to take action to enforce such rights, and the reasons therefor, then Lessee shall have the right, in the name of Lessee or, if necessary, in the name of Lessor, to enforce any such rights of Lessor. If Lessor gives Lessee written notice of Lessor's refusal to take action to enforce any such rights, then Lessee may take action to enforce such rights only if it first posts a bond or other security with Lessor, in such amount as may be reasonably required by Lessor to protect Lessor against the possibility of material monetary damage arising from such action by Lessee.

         4.   TERM AND EXTENSION.

              A. Preliminary and Initial Terms. The term of this Lease shall consist of a Preliminary Term, an Initial Term and any Extension Terms exercised by Lessee (collectively, the "Term"). The "Preliminary Term" of this Lease shall commence on the Lease Commencement Date and expire on midnight of the day before the Rent Commencement Date (as herein defined). The "Initial Term" of this Lease shall be for a period of thirty-five (35) years commencing upon the Rent Commencement Date and expiring, unless extended pursuant to the terms of this Lease, on midnight of the last day of the thirty-fifth (35th) lease year. As used herein, the term "lease year" means a twelve (12)-month period commencing on the Rent Commencement Date or any anniversary thereof.

              B. Extension Terms. If this Lease has not been terminated sooner as provided herein, then Lessee shall have the options (the "Extension Options") to extend this Lease for two (2) additional and consecutive terms of twenty-five
(25) years each and one (1) additional consecutive term of fourteen (14) years (each an "Extension Term" and, collectively, the "Extension Terms"). Should Lessee, in Lessee's sole discretion, elect not to extend this Lease, then Lessee shall provide Lessor with written notice of such election not later than thirteen (13) months before the date of expiration of the Term, failing which Lessee shall be deemed to have exercised the Extension Option. For all purposes hereunder, there shall be no distinction between the terms "extend" and "renew" and their derivatives.

         5.   RENTAL.

              A.   Amount.

                   (1) During the Project Lease Maximum Term. Subject to the terms and conditions of this Lease, during the Project Lease Maximum Term (hereinafter defined), Lessee shall pay to Lessor an annual base rent equal to the sum of One Dollar ($1.00) plus twelve (12) times that monthly amount required to amortize the Property Value over the Initial Term, at an interest rate (the "Interest Rate") equal to the lesser of Seven Percent (7%) per annum or the 30-year U.S. Treasury Bond Rate as of the Rent Commencement Date, which amount is payable in equal monthly installments, in advance, without set off, deduction or demand except as set forth in Sections 5.A(3) and 34.D, on the first day of each month beginning on the Rent Commencement Date. Such amortization of the Property Value shall be computed within thirty (30) days after determination of the Interest Rate, and shall be set forth on a Schedule (the

"Rent/Purchase Price Schedule") which shall specify the exact amount of the monthly amortization, the portion of the monthly amortization attributed to reduction of the Property Value, the portion of the monthly amortization attributed to interest on the Property Value, and the remaining unamortized balance of the Property Value for each month of the Initial Term. Such Rent/Purchase Price Schedule shall be attached hereto as Exhibit D. The "Project Lease Maximum Term" means the actual term of the Project Lease (including any exercised extension terms), unless the Project Lease is terminated due to the default of the tenant thereunder, in which event the "Project Lease Maximum Term" shall be the twenty (20) year period commencing on the Rent Commencement Date, and thereafter one (1) successive five (5) year period for each extension option exercised under the Project Lease, notwithstanding such earlier termination due to the tenant's default. Any payment of annual base rent that is not made within fifteen (15) days after the due date thereof is subject to a five percent (5%) late fee, which late fee shall be waived by Lessor twice each year.

                   (2) After the Project Lease Maximum Term. Commencing upon the first day following the expiration or termination of the Project Lease Maximum Term and thereafter throughout the remaining Term, subject to the terms and conditions of this Lease, Lessee shall pay to Lessor an annual base rent equal to the fair market rent for the Land, which amount shall be payable in equal monthly installments in advance, without set off, deduction or demand except as set forth in Sections 5.A(2)(e), 5.A(3) and 34.D, on the first day of each and every month during such period. Before the expiration date of the Project Lease Maximum Term or immediately after an earlier termination of the Project Lease Maximum Term, and every ten

(10) years thereafter, Lessor and Lessee shall employ the procedure and timetable described below for the purpose of computing the fair market rent for the Land during the forthcoming ten (10) year period:

                        (a) Not later than the one hundred eightieth (180th) day prior to the expiration of the Project Lease Maximum Term, and of the tenth
(10th), twentieth (20th), thirtieth (30th), fortieth (40th), fiftieth (50th), sixtieth (60th) and seventieth (70th) years (if any) after the expiration of the Project Lease Maximum Term (each, an "Expiration"), or in the event the Project Lease Maximum Term is terminated (for reasons other than the default of the tenant under the Project Lease) prior to the expiration thereof, then not later than thirty (30) days after the effective date of termination of the Project Lease Maximum Term (the "Termination") and not later than one hundred eighty
(180) days prior to the expiration of the tenth (10th), twentieth (20th), thirtieth (30th), fortieth (40th), fiftieth (50th), sixtieth (60th), seventieth
(70th) and eightieth (80th) years (if any) after the Termination (each, an "Expiration"), Lessor shall deliver to Lessee notice of Lessor's determination of the fair market rent and fair market annual rental escalation rate for the Land. If Lessee disagrees with Lessor's determination of the fair market rent and/or the fair market annual rental escalation rate for the Land, the fair market rent and/or the fair market annual rental escalation rate for the Land shall be determined in accordance with the provisions of subsection (b) below.

                        (b) Within thirty (30) days after receipt of Lessor's determination of the fair market rent and the fair market annual rental escalation rate for the

Land, Lessee shall send Lessor a written notice of Lessee's acceptance or challenge of Lessor's determination of the fair market rent and the fair market annual rental escalation rate for the Land; provided, however, that in the event that Lessee fails to respond within such thirty (30) day period, Lessee shall be deemed to have accepted Lessor's determination of the fair market rent and the fair market annual rental escalation rate for the Land. In the event Lessee challenges Lessor's determination of the fair market rent and/or the fair market annual rental escalation rate for the Land and Lessor and Lessee are not able to agree on such fair market rent and/or fair market annual rental escalation rate within thirty (30) days after Lessee notifies Lessor of Lessee's challenge of Lessor's determination of such fair market rent and/or fair market annual rental escalation rate (the "Negotiation Period"), then Lessor and Lessee shall each, within fifteen (15) days after the expiration of the Negotiation Period, appoint an appraiser, each of which shall be an MAI-certified real estate appraiser with at least ten (10) years' experience in the Montgomery County, Maryland real estate market, and each appraiser shall determine the fair market value rent and/or the fair market annual rental escalation rate for the Land in accordance with subsection (c) below. The appraisers shall be instructed to complete the appraisal procedure and to submit their written determinations to Lessor and Lessee within thirty (30) days after their appointment. In the event that the two appraisers so appointed do not agree on the fair market rent for the Land, but the difference between the fair market rents determined by the appraisers is not more than ten percent (10%) of the lower of the two appraisals, the fair market rent for the Land shall be the average of such determinations. In the event that the two appraisers so appointed do not agree on the fair market annual rental escalation rate for the Land, but the difference between the fair market annual rental escalation rates determined by the appraisers is not more than ten percent (10%) of the lower of the two appraisals, the fair market annual rental escalation rate for the Land shall be the average of such determinations. If the difference between the fair market rents and/or fair market annual rental escalation rates determined by the appraisers is more than ten percent (10%) of the lower of the two appraisals, the appraisers shall, within ten (10) days, appoint a third appraiser with similar qualifications to make such determination of the fair market rent and/or fair market annual rental escalation rate. In the event that the two appraisers cannot agree as to the selection of the third appraiser within fifteen (15) days after Lessor and Lessee are notified of the determination of the appraisers, either party may request that the then-President of the Montgomery County Association of Realtors (or any successor organization) appoint the third appraiser. The third appraiser shall be instructed to complete the appraisal procedure and to submit a written determination of the fair market rent and/or fair market annual rental escalation rate for the Land to Lessor and Lessee within thirty (30) days after such appraiser's appointment. The determination which is neither the highest nor the lowest of the three determinations shall be binding upon Lessor and Lessee as the fair market rent and/or fair market annual rental escalation rate for the Land. Lessor and Lessee shall each bear the costs of their respective appraisers. The expenses of the third appraiser shall be borne one-half (1/2) by Lessor and one-half (1/2) by Lessee.

                        (c) Each appraiser shall determine the fair market rent and fair market annual rental escalation rate for the Land as then used, based on the then-current improvements thereto (but without including the rental value of such improvements in the calculation of the fair market rent or the fair market annual rental escalation rate), taking into account all of the relevant provisions of this Lease and the market rents and annual rental escalation rates then being charged for comparable properties in comparable locations in Montgomery County, Maryland, and assuming the following: (i) the lessor and lessee are typically motivated;
(ii) the lessor and lessee are well informed and well advised and each is acting in what it considers its own best interest; (iii) the lessor will not be providing any concessions, special financing amounts and/or terms, unusual services, fees, costs or credits in connection with the leasing transaction; and
(iv) the Land is to be let with vacant possession and subject to the provisions of this Lease.

                        (d) At the commencement of each of the second, third, fourth, fifth, sixth, seventh, eighth, ninth and tenth years after the Expiration (or the Termination), the annual base rent (then in effect) shall be increased by the annual rental escalation rate determined pursuant to this
Section 5.A(2).

                        (e) In the event of termination of the Project Lease Maximum Term prior to the expiration thereof, during the period from the Termination until the annual base rent for the year following the Termination is determined pursuant to this Section 5.A(2), Lessee shall pay as annual base rent the annual base rent in effect immediately prior to the Termination. With the first monthly installment of annual base rent paid after determination of the annual base rent for the year following the Termination, Lessee shall pay Lessor any excess of the annual base rent (as so determined) for the preceding months following the Termination over the annual base rent theretofore paid for such period. If the annual base rent theretofore paid for such months exceeds the annual base rent (as so determined) for such months, then Lessor shall refund the amount of such excess to Lessee or offset the same against the next payments of annual base rent becoming due under this Lease.

              (3) Excused Non-Payment. Notwithstanding anything to the contrary in this Section 5.A, for so long as the Project Lease is in effect and the then-current holder of the tenant's leasehold interest under the Project Lease is a Lessor's Affiliate, no monthly installment of annual base rent shall be due hereunder for any month for which Lessee has not received the monthly installment of annual base rent due under the Project Lease.

         B. Rent Commencement Date. The Rent Commencement Date shall be the earlier to occur of: (a) the second anniversary of the Lease Commencement Date; or (b) the date on which the applicable governmental authority issues the use and occupancy certificate for the Facility. Lessee shall diligently pursue issuance of the use and occupancy certificate for the Facility. In the event that the use and occupancy certificate is issued before the second anniversary of the Lease Commencement Date, and upon appeal is revoked before the second anniversary of the Lease Commencement Date, all annual base rent shall be abated until the earlier to occur of the second anniversary of the Lease Commencement Date, or the issuance of a new use and occupancy certificate.

         C.   Additional Rent.

              (1) As additional rent hereunder, commencing on the Lease Commencement Date, Lessee shall pay and discharge as they become due, promptly and before delinquency, all taxes, assessments, rates, charges, license fees, municipal liens, levies, excises, or imposts, whether general or special, or ordinary or extraordinary, of every name, nature and kind whatsoever, including all governmental charges of whatsoever name, nature, or kind, which may be levied, assessed, charged or imposed, or which may become a lien or charge on or against the leasehold estate of Lessee, or any Improvements now or hereafter thereon which may be a subject of taxation, or on or against County or Lessor by reason of its ownership of the fee or leasehold interest underlying this Lease, during the Term, excepting income taxes and excess profits, estate, single business, inheritance, succession, franchise or capital taxes upon Lessor or County. If the Premises is separately assessed from the remainder of Parcel N/Q, then Lessee shall pay directly to the taxing authority all such taxes assessed against or with respect to the Premises, and shall furnish Lessor with a copy of the tax bill, marked "paid" by the taxing authority, at least five (5) days before the due date of such taxes. If the Premises is not separately assessed from the remainder of Parcel N/Q, then Lessee shall pay to Lessor, by the later to occur of (i) thirty
(30) days after receipt of an invoice therefor accompanied by a copy of the bill from the taxing authority, or (ii) thirty (30) days prior to the due date thereof, fifty-one and eight tenths percent (51.8%) (being the ratio of the square foot area of the Land to the total square foot area of Parcel N/Q) of the total amount of such taxes assessed against or with respect to the Land, and the full amount of such taxes assessed against or with respect to the Facility and other Improvements.

              (2) Specifically and without in any way limiting the generality of the foregoing, Lessee shall pay all special assessments and levies or charges made by any State, municipal or political subdivision for local improvements, and shall pay the same in cash as they fall due and before they become delinquent. Lessee must make these payments as they may be required by the act and proceedings under which any assessments or levies or charges are made by any State, municipal or political subdivision. If the right is given to pay any such special assessment or levy either in one sum or in installments, then Lessee may elect either payment method at its option. If Lessee elects to pay such special assessment or levy in installments, Lessee shall be liable only for any installment(s) payable prior to the expiration of the Term. All of the taxes and charges under this Section shall be prorated among Lessee and Lessor at the commencement of the Term and expiration of the Term.

              (3) Lessor shall promptly contest any tax assessment which Lessor, in its reasonable business judgment, deems prudent to contest. If Lessor fails to contest any tax assessment on the Premises within twenty (20) days after receipt of notice thereof from Lessee, then Lessee shall have the right to do so, provided that (i) Lessee gives Lessor prompt written notice of such contest, (ii) to the extent required by law, Lessee pays such contested tax assessment prior to the date on which the same becomes due or posts bond or other security in the amount of such contested tax assessment, and (iii) if the Project Lease is then in effect and the then-current holder of the tenant's leasehold interest under the Project Lease is a Lessor's Affiliate, then Lessee shall permit such tenant to prosecute such contest.

              (4) All rebates on account of any such taxes, rates, levies, charges, or assessments required to be paid and paid by Lessee under the provisions hereof shall belong to Lessee.

              (5) Additional rent not paid by Lessee as due, and actually paid by Lessor after Lessee's continued failure to pay the same for fifteen (15) days after receipt of written notice from Lessor that such payment is overdue, is subject to a five percent (5%) late fee.

              (6) Notwithstanding anything to the contrary in this Section 5.C, for so long as the Project Lease is in effect and the then-current holder of the tenant's leasehold interest under the Project Lease is a Lessor's Affiliate, no taxes shall be due hereunder for any period for which Lessee has not received the taxes due under the Project Lease.



         6.   GUARANTY OF CONSTRUCTION.

              Lessee guarantees to Lessor completion of the Lessee's Work, substantially in accordance with the Site Plan and the Plans and Specifications, on or before July 31, 1998, unless such construction is delayed by lack of funding therefor not caused by Lessee's acts, omissions or condition, or other causes beyond Lessee's control. If Lessee fails to complete Lessee's Work by such date (unless delayed by causes beyond Lessee's control), and such failure continues for a period of thirty (30) days, then Lessor shall have the right to complete Lessee's Work and Lessee shall reimburse Lessor for any costs in excess of those budgeted for Lessee's Work which Lessor incurs in completing Lessee's Work.

         7.   FEES AND COSTS OF CONSTRUCTION.

              Lessee shall pay all appropriate fees and charges imposed by utility companies associated with, and shall pay all costs of, Lessee's Work.

         8.   LESSEE'S INSURANCE.

              A.   Mandatory Insurance Requirements During the Construction
Period:

                   (1) During the period of time between the Lease Commencement Date and the date on which the use and occupancy certificate is issued for the Facility (the "Construction Period"), Lessee shall obtain, at its own cost and expense, and keep in force and effect the following insurance coverages with an insurance company(ies) licensed to do business in the State of Maryland and reasonably acceptable to Lessor. Lessee shall provide evidence of coverage by submitting a certificate of insurance and/or certified copies of the insurance policies to Lessor and County on or before the Lease Commencement Date. Lessee's insurance shall be primary.

                        (a) Commercial General Liability: Minimum Five Million Dollars ($5,000,000.00) combined single limit (which may be a combination of commercial general liability and umbrella and/or excess liability policies) for bodily injury and property damage coverage per occurrence including the following coverages: Contractual Liability as afforded by Lessee's commercial general liability policy; Premises and Operations; Independent Contractors; Products and Completed Operations; Personal Injury; and Broad Form Property Damage.

                        (b) Worker's Compensation/Employer's Liability: Meeting all requirements of Maryland law and with the following minimum limits: (1) Bodily Injury by

Accident - $100,000 each accident; (2) Bodily Injury by Disease - $500,000 policy limits; and (3) Bodily Injury by Disease - $500,000 each employee.

                        (c) Automobile Liability Coverage: Minimum One Million Dollars ($1,000,000.00) combined single limit for bodily injury and property damage coverage per occurrence including the following: (1) owned automobiles;
(2) hired automobiles and (3) non-owned automobiles.

                        (d) Builder's All Risk Property Insurance: Lessee shall provide a Builder's All Risk Property Policy including fire and extended coverage to protect the interest of County, Lessor, contractor and sub-contractors against loss caused by the perils insured in the amount of 100% of the insurable value of the Facility. The coverage must be written on a completed value form. The policy shall also endorse a demolition and debris removal clause, extra expense and loss of use coverages with a sub-limit of $500,000 per occurrence.

                        (e) Additional Insured: County and Lessor shall each be named as an additional insured on all liability policies.

                        (f) Policy Cancellation: Forty-five (45) days prior written notice must be provided to County and Lessor of any cancellation, for other than non-payment of premium, or material change of any of the policies.

                        (g) Certificate Holders: Lessor, 9900 Blackwell Road, Rockville, Maryland 20850, and County, Department of Public Works and Transportation, Division of Facilities & Services, 110 North Washington Street, Rockville, Maryland 20850.

              B.   Mandatory Insurance Requirements During the Operations
Period:

                   (1) From and after the issuance of the use and occupancy certificate for the Facility (the "Operations Period"), Lessee shall obtain, at its own cost and expense, and keep in force and effect during the Term, the following insurance coverages with an insurance company(ies) licensed to do business in the State of Maryland and reasonably acceptable to Lessor. Lessee must provide evidence of coverage by submitting a certificate of insurance and/or certified copies of the insurance policies to Lessor and County within thirty (30) days after the issuance of the use and occupancy certificate. Lessee's insurance shall be primary.

                        (a) Commercial General Liability: Minimum Five Million Dollars ($5,000,000.00) combined single limit (which may be a combination of commercial general liability and umbrella and/or excess liability policies) for bodily injury and property damage coverage per occurrence including the following coverages: Contractual Liability as afforded by Lessee's commercial general liability policy; Premises and Operations; Independent Contractors; Fire Legal Liability; and Personal Injury Coverage.

                        (b) Pollution Liability: If Lessee uses any radioactive material or process at the Premises, it shall obtain, keep in force and effect, and provide Lessor and County with evidence of, a Pollution Liability policy with a minimum limit of One Million Dollars ($1,000,000.00), to cover liability for discharge, release or spills of radioactive material occurring as a result of Lessee's operations on the Premises and the resulting clean-up costs for properties adjoining the Premises. As an alternative to maintaining Pollution Liability coverage, Lessee may provide Lessor and County with a mutually acceptable letter of credit, payable to Lessor and County, to cover such exposure.

                        (c) Worker's Compensation/Employer's Liability: Meeting all requirements of Maryland law and with the following minimum limits: (1) Bodily Injury by Accident - $100,000 each accident; (2) Bodily Injury by Disease
- $500,000 policy limits; and (3) Bodily Injury by Disease - $500,000 each employee.

                        (d) Automobile Liability Coverage: Minimum One Million Dollars ($1,000,000.00) combined single limit for bodily injury and property damage coverage per occurrence including the following: (1) owned automobiles;
(2) hired automobiles and (3) non-owned automobiles.

                        (e) Property Insurance: Lessee shall also provide all-risk property damage insurance for 100% of the value of the Facility (exclusive of foundations and footings) and other Improvements against all risks of direct physical loss or damage including expense of removal of debris of such property damage by an insured peril. Property policy shall provide 100% replacement cost endorsement, demolition and debris removal clause, and extra expense coverage. Loss Payee: Lessor, 9900 Blackwell Road, Rockville, Maryland 20850.

                        (f) Pollution Clean-up: If Lessee uses any radioactive material or process at the Premises, it shall obtain, keep in force and effect, and provide Lessor and County with evidence of, a Pollution Clean-up policy with a minimum limit of One Million Dollars ($1,000,000.00), to cover, in the event of discharge, release or spills of radioactive material occurring as a result of Lessee's operations on the Premises, the costs of extracting such pollutants from the Premises and restoring the Premises. As an alternative to maintaining

Pollution Liability coverage, Lessee may provide Lessor and County with a mutually acceptable letter of credit, payable to Lessor and County, to cover such exposure.

                        (g) Boiler and Machinery Insurance: The limit of coverage: 100% value of the Facility.

                   (2) Lessee shall provide the above coverage for all the objects on the Premises in the form of repair or replacement blanket and comprehensive coverage. The repair/replacement cost provision will include the following: (a) to pay for repair/replacement valued at the time of replacement;
(b) to permit reconstruction of another site; and (c) to pay replacement cost when the insured commences replacement within two (2) years from the date of loss or damage.

                   (3) The Boiler and Machinery policy must provide Boiler & Machinery Surveys and Inspection required by applicable law.

                   (4) Additional Insured: County and Lessor shall each be named as an additional insured on all liability policies.

                   (5) Policy Cancellation: Forty-five (45) days prior written notice must be provided to County and Lessor of any cancellation, for other than non-payment of premium, or material change of any of the policies.

                   (6) Certificate Holders: Lessor, 9900 Blackwell Road, Rockville, Maryland 20850, and County, Department of Public Works and Transportation, Division of Facilities & Services, 110 North Washington Street, Rockville, Maryland 20850.

              C. Lessee shall carry any additional or increased coverages which may be reasonably required by Lessor, consistent with current practices of lessors of similar properties. Deductibles under all of Lessee's insurance policies shall be approved by Lessor, in its prudent business judgment.

              D. Lessee may carry any additional coverages required by any lender, and any lender providing financing shall be named as loss payee under any coverage required thereunder.

         9.   INDEMNIFICATION.

              A. Except as otherwise provided in this Lease, Lessee, as a material part of the consideration for Lessor's execution of this Lease, covenants with Lessor that Lessee shall hold Lessor harmless from and against any loss, damage, claim of damage, liability or expense in connection with loss of life, personal injury and/or damage to property (collectively, "Claims") arising from or out of an occurrence upon or at the Premises, or the occupancy and use of the Premises or any part thereof, or occasioned wholly or in part by any act or omission in or related to the Life Sciences Center of Lessee, its employees, agents, contractors, tenants, licensees or invitees, excepting Claims arising out of the acts or omissions of Lessor, Lessor's agents, Lessor's employees, Lessor's contractors, Lessor's licensees or Lessor's invitees. In case Lessor shall, without fault on its part, be made party to any litigation commenced by or against Lessee, Lessee shall hold Lessor harmless and shall pay all costs, expenses and reasonable attorneys' fees incurred or paid in connection with such litigation. In no event shall the limits of any insurance policy provided for herein be deemed to limit Lessee's liability to Lessor as herein set forth.

Notwithstanding the foregoing, the indemnity set forth in this Section 9.A shall not apply to any Claims arising (i) during any period of time, after the Construction Period, in which the Project Lease is in effect and the then-current holder of the tenant's leasehold interest under the Project Lease is a Lessor's Affiliate, except for Claims arising from the acts and omissions of Lessee, its agents, employees, contractors, licensees or invitees, or (ii) during the Construction Period from the acts and omissions of the tenant under the Project Lease, if the then-current holder of the tenant's leasehold interest under the Project Lease is a Lessor's Affiliate.

              B. Lessor, as a material part of the consideration for Lessee's execution of this Lease, covenants with Lessee that Lessor shall hold Lessee harmless from and against any Claims occasioned wholly or in part by any act or omission in or related to the Life Sciences Center of Lessor, its employees, agents, contractors or invitees, excepting Claims arising out of the acts or omissions of Lessee, Lessee's agents, Lessee's employees, Lessee's contractors, Lessee's tenants, Lessee's licensees or Lessee's invitees. In case Lessee shall, without fault on its part, be made party to any litigation commenced by or against Lessor, Lessor shall hold Lessee harmless and shall pay all costs, expenses and reasonable attorneys' fees incurred or paid in connection with such litigation.

         10.  LIENS, CLAIMS OR ENCUMBRANCES.

              A. Free of Liens. Lessee shall at all times keep the Premises free and clear of mechanics', materialmen's and other monetary liens caused or created by Lessee or anyone claiming through or under Lessee, other than the lien, operation, and effect of such Mortgages as may be necessary from time to time to effectuate the financing of the Improvements.

              B. Discharge of Lien. If any mechanics', materialmen's or other monetary lien shall at any time be filed against the Premises or Parcel N/Q for work performed by or for Lessee, Lessee shall either cause the same to be discharged of record within twenty (20) days after Lessee's receipt of notice of the filing of the same or, if Lessee shall desire to contest any such lien, Lessee shall, within twenty (20) days after the date of the filing of the lien, furnish to Lessor security in one hundred fifty percent (150%) of the amount of the claim, or shall procure a bond in said amount from a reputable bonding company. The final judgment of any court of competent jurisdiction determining the validity and/or amount of any such lien shall be conclusive.

              C. Failure to Discharge Lien. If Lessee shall fail to discharge any monetary lien not permitted by this Lease or to provide Lessor with security therefor or procure a bond therefor as hereinabove provided, then Lessor may at its option, pay or discharge any such monetary lien, and Lessee shall pay Lessor all amounts spent by Lessor, including costs, expenses and reasonable attorneys' fees, incurred by Lessor, together with interest at the rate provided in
Section 11-107(a) of the Courts and Judicial Proceedings Article, Annotated Code of Maryland, as amended, or in the event that such Section is repealed and not re-enacted, then interest shall be at the prime rate set by Citibank of New York or its successor, plus one percent (1%), which payment shall constitute additional rent due hereunder and shall be paid within thirty (30) days after Lessor provides a reasonably detailed written notice of the additional rent to Lessee. Nothing herein requires Lessor to pay or discharge any lien. Lessor may exercise the remedies available in Section 24 of this Lease if the lien is not paid, discharged or secured as required by this Lease.

         11.  RIGHT TO CONSTRUCT AND ARCHITECTURAL REVIEW.

              A. Submission and Approval of Plans. Lessor grants Lessee the right to construct a building or buildings on the Premises in accordance with the Development Plan and the Covenants (as determined by County) and subject to the following conditions. No building, exterior improvement or addition, or landscaping shall be erected, placed or altered until plans therefor have been approved by Lessor and County. Plans will be reviewed promptly when submitted, and approved or disapproved within ten (10) business days of submission. Lessor shall not unreasonably withhold, condition or delay such approval. If Lessor or County shall fail to respond to Lessee's request for approval of plans within such ten (10) business day period, and shall fail to respond to Lessee's second request for approval of such plans within five (5) business days of such second request, then such plans shall be deemed approved by such party. Any disapproval shall be accompanied by a statement explaining the reasons for the disapproval. If any plans are disapproved, Lessee shall promptly resubmit revised plans. Lessor shall keep confidential those plans and related information submitted by Lessee which have been marked specifically by Lessee as confidential. Lessee shall provide the following information to County in four copies, and to Lessor, for their review and approval prior to (or, where appropriate, approval, during) construction:

                   (1) All of the plans, specifications and other information required by Paragraph II.F.3 of the Development Criteria attached to the Development Plan as Appendix A; and

                   (2) All of the plans, specifications and other information required by Paragraph II.B.1 of the Covenants.

              B. Plan Approval is not in Lieu of other Approvals/Permits. The architectural review and approval described in this Section does not alter, replace, or in any way substitute for or constitute approval in lieu of other permits, approvals or authorizations required in the normal building or construction process.

              C. No Monetary Liability for Approval of Plans. Neither County nor any employee or agent thereof shall be liable for monetary damages to any occupant or lessee or to anyone submitting plans or requests for approval, or to any other party by reason of mistake in judgment, negligence, or nonfeasance, arising out of or in connection with the approval, disapproval or failure to approve any such plans or requests or for any other action in connection with its or their duties hereunder. Likewise, anyone so submitting plans to County for approval, by submitting such plans or requests, and any person when he becomes an occupant or lessee, agrees that he or it will not bring any action or suit to recover any monetary damages against County or any employee or agent of County for such approval or disapproval. Any approval of plans by County shall not constitute a representation by such party that such approved drawings comply with applicable building codes. Any deficiency in design or construction, although same had prior approval of County and Lessor, shall be solely the responsibility of Lessee.

Notwithstanding anything to the contrary in this Lease, the terms of the foregoing paragraph shall apply to County solely in its capacity as owner and lessor of the Property and grantor of use rights, and not in its governmental capacity.

              D. Coordination of Plans. Any amendments, supplements or additions to the Plans and Specifications and approved construction schedules for the Improvements (including but not limited to roads and utilities, but excluding interior alterations) shall be provided to and coordinated with representatives of County, representatives of Lessor and Lessee's architect (or the architect of Lessee's subtenant), and must be reviewed by the Architectural Review Committee of the Life Sciences Center and approved by County.

         12.  CONSTRAINTS.

              During the Operations Period, Lessee's use of the Premises is subject to the following permitted uses and performance standards:

              A. No Nuisance. No activity shall be conducted nor shall anything be done on the Premises which may be or become a material nuisance to Lessor, County, general public, or any lessee by reason of unsightliness or the excessive emission of fumes, odors, glare, vibration, gasses, radiation, dust, waste, smoke or noise.

              B. Notice of Toxic and Hazardous Materials. Lessee shall provide Lessor with a copy of: (a) each notification or other document it is required to submit to the State Emergency Response Commission under Sections 311 and 312 of the Superfund Amendments and Reauthorization Act of 1986 and any amendments thereto; and (b) each annual report it is required to submit to the Maryland Department of the Environment under COMAR 26.13.03.06 and any amendments thereto; and (c) each report regarding its use, storage, management or disposal of toxic, hazardous or radioactive materials which it is required to submit to any other governmental authority under any other law or regulation enacted by the federal government, the State of Maryland, or the County in its governmental capacity. Lessee shall, and shall cause all Occupants of the Premises to, store, manage, and dispose of all toxic, hazardous and radioactive materials in accordance with applicable laws and regulations. Notwithstanding the foregoing, Lessee shall not have the obligations set forth in this Section 12.B during any period of time, after the Construction Period, in which the Project Lease is in effect and the then-current holder of the tenant's leasehold interest under the Project Lease is a Lessor's Affiliate, except with respect to toxic, hazardous or radioactive materials used, stored, managed or disposed of at the Premises by Lessee, its agents, employees or contractors.

              C. Indemnification. During the Term, Lessee hereby agrees to indemnify and hold Lessor and any Leasehold Mortgagee harmless, except, with respect to Lessor, in the case of the negligence or intentional misconduct of Lessor or its agents, employees, or contractors, with regard to any Claims arising from or out of a breach of Lessee's obligations under Section 12.B concerning toxic and hazardous materials, radioactive materials, controlled substances and medical waste, including but not limited to, reasonable counsel fees, court costs, litigation related expenses, expenses for legally required clean up, enforcement expenses, and any consequential damages payable by Lessor to the County under the Prime Lease or to the Leasehold Mortgagee resulting from the use or storage of the referenced materials on the Premises. Notwithstanding the foregoing, the indemnity set forth in this Section 12.C shall not apply, (i) except to the acts and omissions of Lessee, its agents, employees or contractors, with respect to any period of time, after the Construction Period, during which the Project Lease is in effect and the then-current holder of the tenant's leasehold interest under the Project Lease is a Lessor's Affiliate, or (ii) during the Construction Period, with respect to any Claims arising from the acts or omissions of the tenant under the Project Lease, if the then-current holder of the tenant's leasehold interest under the Project Lease is a Lessor's Affiliate.

              D. Outdoors Activities. All of the operations normally carried on indoors shall be carried on within fully enclosed buildings. No outside activities shall be carried on, except for incidental meetings or events held outside in non-inclement weather and the parking of motor vehicles and the loading and unloading of motor vehicles and approved recreational activities, without the prior written approval of Lessor. This paragraph shall not be deemed to prohibit therapy and types of exercise normally carried on outdoors.

              E. Building Sites. Building sites shall be used only as approved by Lessor in granting this Lease and approved by County through its Development Plan and its architectural review, and in accordance with applicable law.

              F. Compliance with Mortgages. Lessee will use and occupy the Premises in accordance with all applicable provisions of any Mortgage then encumbering Lessee's interest in this Lease.



         13.  BUILDING CONSTRUCTION AND ALTERATIONS.

              A. Building Codes. Lessee agrees that construction or alterations of any building shall be in conformance with the then existing applicable standards, codes and ordinances. Lessee shall not make any structural or exterior alterations to any building or other Improvement, or demolish any building or other Improvement, without the prior written consent of Lessor. During the Construction Period, Lessor's consent shall not be unreasonably withheld, conditioned or delayed. During the balance of the Term, Lessor's consent may be granted or withheld in Lessor's sole discretion, except that Lessor's consent shall not be required for any alteration or demolition required by any applicable law, code, ordinance or regulation so long as Lessee gives Lessor written notice of such requirement prior to performing such alteration or demolition.

              B. Cleaning of Premises. During the Construction Period, Lessee agrees that all building sites shall be kept clean on a daily basis and all trash, rubbish and debris removed therefrom after any construction work is performed thereon.

              C. Premises "As Is". Lessee has leased the Premises in an "as is" condition after an examination thereof and of the sub-surface conditions beneath the same and without any representation or warranty on the part of Lessor.

         14. LANDSCAPING. OUTSIDE STORAGE AND MAINTENANCE. Lessee agrees that it will adhere to the following requirements.

              A. Landscaping. Landscaping shall be in accordance with the plan submitted to and approved in writing by Lessor and County in accordance with
Section 11.A.. Such landscaping shall include sodding, planting of trees, shrubs, and other customary landscaping treatment for the entire Premises, including adequate screening of parking areas. The approved plan for landscaping may not be materially altered without submitting the revised plan for written approval of Lessor and County.

              B. Maintenance of Landscaping. Maintenance of existing and approved landscaping shall include keeping the lawns mowed and the hedges trimmed, and the watering and removal of weeds from planted areas, all as needed to maintain the Premises in a neat, clean and safe condition and appearance, as is customary for other parcels within the Shady Grove Life Sciences Center.

              C. Screening of Storage Areas. Except during construction, no materials, supplies, equipment, vehicles (except in designated areas), finished products or semi-finished products, furniture, furnishings, raw materials, or other articles of any nature shall be stored or permitted to remain on the exterior of any building site without appropriate screening to be approved by Lessor and County.

              D. Storage of Fuel Oil, etc. Except during construction, or as approved by Lessor and County, permanent storage facilities for fuel oil, other bulk fluids or gasses, such as bulk oxygen systems, must be provided below grade. If below grade storage is technically infeasible or economically prohibitive, Lessee may store these materials above grade provided suitable screening is furnished by Lessee and approved by Lessor and County. At all times, such materials must be stored in an environmentally safe manner, pursuant to applicable Federal, State and local laws and regulations.

              E. Safe conditions. Lessee shall keep the Premises, Improvements, and appurtenances in a safe, clean and neat condition, and shall comply in all respects with all government health and policy requirements. Lessee shall remove at its own expense any rubbish, garbage or trash of any character which may accumulate from or on the Premises. Rubbish, trash and garbage shall be kept in a sanitary manner inside buildings.

              F. Vacant Buildings. Vacant or unfinished buildings, or parts thereof, shall be adequately secured against vandalism and intrusion by trespassers.

         15.  UTILITY CONNECTIONS.

              Lessee agrees that, except for emergency electricity generators and satellite receiving transmission dishes, all electrical and telephone connections and installations of wires to buildings shall be made underground to the extent reasonably possible. Where reasonably possible each transformer, electric, gas or other meter of any type, or other apparatus, shall be placed on or below the surface of the land, or in structures, and where placed on the surface shall be adequately screened and fenced, and all such installations shall be subject to the prior written approval of Lessor and County. Notwithstanding the foregoing, Lessee may place exhaust fans, duct work, package HVAC units, satellite dishes and other equipment on the screened area of the roof of the Facility. Lessee shall pay the costs of all necessary utility connections.

         16.  SIGNS OR MONUMENTS.

              A. Defined. For the purpose of this paragraph, a sign or monument is the display of any words, numerals, figures, devices, designs or trademarks by which anything is made known and visible to the general public.

              B. Approval of Plans. Lessee agrees that all plans and specifications for signs or monuments to be erected on the exterior of the building or grounds and visible to the general public shall be subject to the prior written approval of Lessor and County. The submitted information shall include details of design, materials, location, color and lighting, if any. Lessee may, subject to prior written approval of Lessor and County, place appropriate markers and directional signs on County's property outside of the Premises (including the remainder of Parcel N/Q), which shall be in keeping with the character and nature of Lessee's operations.

              C. Construction Signs. During any construction or reconstruction of improvements on the Premises, Lessor agrees to allow any lender, contractor, developer or other participant in such construction or reconstruction to place a temporary sign publicizing its participation in the financing, construction or reconstruction of the Facility, subject to such reasonable requirements as may be imposed by Lessor and County, and subject to applicable ordinances.

         17.  PARKING AREAS AND LOADING ZONES.

              A. Parking Facilities. Lessee shall provide adequate paved off-street surface parking facilities for visitors, tenants, customers, and employees as required by zoning regulations unless otherwise legally waived by the proper authority. The development of common or jointly shared parking facilities is encouraged and should be undertaken whenever possible. No parking shall be permitted on any access road, street or driveway, either public or private, or any place other than a paved parking space provided for and so designated. Lessee shall be responsible for taking reasonable measures to ensure compliance with parking regulations by its employees, tenants and visitors.

              B. Loading and Unloading Areas. Lessee agrees that loading and unloading areas shall be designed with adequate maneuvering space to permit pickups and deliveries. The space for maneuvering of vehicles shall avoid interference with other traffic flow. Suitable screening shall be provided so these operations are not readily visible from ground-level public thoroughfares. Loading and receiving areas shall not be located on that side of the building which also contains its main entrance.

         18.  TEMPORARY STRUCTURES.

              Lessee agrees that no structure, covering, garage, barn, or other outbuilding of a temporary nature shall be situated, erected or maintained on any part of the Premises except with prior approval of Lessor and County and in compliance with applicable zoning ordinances. This paragraph shall not apply to construction buildings, construction trailers, storage facilities and/or other structures of a temporary nature used in construction, used during the course of construction of any permanent building which is now on or is to be located on the Premises; provided, however, that any such buildings, trailers, facilities or other structures shall be in compliance with any applicable zoning ordinances.

              Lessor hereby approves, and warrants that County approves, Lessee's installation and use of temporary facilities on the Premises, subject to applicable zoning ordinances and receipt of any necessary governmental approvals, and provided that any such temporary facility shall be kept on the Premises only for the period, not to exceed two (2) years, during which

Lessee is constructing or building out space on the Premises into which the business conducted in such temporary facility will be moved.

         19.  MAINTENANCE OF PROPERTY.

              A. Lessee's Obligation. Lessee, at Lessee's expense, shall at all times maintain the Premises (including, without limitation, the Facility and the fixtures and equipment therein) in good condition and repair. Lessee must submit, for approval by Lessor and County, all maintenance and repair plans and amendments thereto for maintenance and repairs to building exteriors, landscaping, fences, drives, parking lots, and the exteriors of other structures located thereon, which maintenance or repairs materially alter the condition of the Premises which existed prior to the need for such maintenance or repair arising.

              B. Lessor's Right, but not Obligation to Repair. In the event of the violation of any of the restrictions set forth in Sections 12 through 19 herein by Lessee, Lessor shall notify Lessee in writing, giving specifics as to the nature of the alleged violation and any recommended remedial action. In the event Lessee has not taken steps to remedy the violation in a manner reasonably acceptable to Lessor within thirty (30) days after Lessee's receipt of such notice, subject to Section 24.E, Lessor shall have the right to enter upon the Premises to put the same in good order, condition and repair and all costs associated with any such work shall be charged against Lessee as additional rent payable within thirty (30) days after invoice, which shall include reasonable details of the costs charged as additional rent.

              C. County's Maintenance. Subject to appropriation of funding, County is responsible for maintaining all parcels within the Shady Grove Life Sciences Center that have not been leased or that are unoccupied, and for making all necessary arrangements for the maintenance and repair of the Common Areas (as defined in Section 23.A).

         20.  COOPERATIVE MAINTENANCE AGREEMENT AND COMMON AREA CHARGES.

              A. Maintenance Agreement. A maintenance agreement between County and Lessor or among lessees of the Shady Grove Life Sciences Center may be established for the purpose of maintaining the Common Areas. No such agreement shall discharge or relieve Lessee of its responsibilities under the terms and conditions of this Lease.

              B. Common Area Contribution. Within thirty (30) days after receipt of a reasonably itemized invoice, for each year during the Term, Lessee agrees to pay as additional rent to Lessor, fifty-one and eight tenths percent (51.8%) (being the ratio of the square foot area of the Land to the total square foot area of Lot N/Q) of all amounts billed by County to Lessor for the purpose of reimbursing County for the actual costs of its care and maintenance of the Common Areas within the Shady Grove Life Sciences Center that do not form a part of Parcel N/Q ("Common Area Expenses"). Such Common Area Expenses shall not include the costs of constructing, replacing, or installing roads, parking areas, utilities, or related infrastructure (e.g. the power plant) located within the Shady Grove Life Sciences Center. Notwithstanding anything to the contrary in this Section 20.B, for so long as the Project Lease is in effect and the then-current holder of the tenant's leasehold interest under the Project Lease is a Lessor's

Affiliate, no Common Area Expenses shall be due hereunder for any period for which Lessee has not received the Common Area Expenses due under the Project Lease.

              C. Storm Water Management. Lessee will provide for the safe conveyance of storm water from the Premises in accordance with County's rules and regulations regarding storm water management.

         21.  UTILITY SERVICE AND ACCESS.

              A. County has provided for water, sewer, gas, electricity, and telephone service to the Premises. All meters, connecting charges and all outlets, risers, wiring, piping, duct work or other means of distribution of such services within the Premises of Lessee shall be supplied by Lessee at Lessee's expense. Lessee covenants and agrees that at all times its use of any of such services shall never exceed the capacity of the mains, feeders, ducts and conduits bringing same to the Premises or of the outlets, risers, wiring, piping, duct work or other means of distribution of such service within the Premises. Lessee may increase the capacity of the mains, feeders, ducts, and conduits if Lessee pays for and performs all necessary work therefor, and has obtained Lessor's and County's approval in writing. Such work performed by Lessee shall be at no increased expense or cost to County in any manner whatsoever. Other than the matters provided above, Lessee shall furnish and pay for installation and use of all utilities, including but not limited to fuel, gas, electricity, water, sewer charges, telephone and the necessary equipment therefor within the Premises. Lessee shall construct, at its own expense, the water and sanitary sewer lines to connect the Improvements.

         22.  ACCESS BY LESSOR AND EASEMENT.

              A. Access to Maintain Pipes. In the event Lessee fails to do so within thirty (30) days after written notice from Lessor, subject to Section 24.E, Lessee shall permit Lessor or County, at Lessee's expense, and subject to the provisions of this paragraph, to repair and maintain all pipes and conduits in and through the Premises that Lessee is required to maintain. Lessor, County or their respective agents shall have the right, subject to Section 24.E, to enter upon the Premises at all reasonable times and upon at least forty-eight
(48) hours' notice except in case of an emergency to examine same and to make such repairs, alterations, improvements or additions to same as may be required of such party pursuant hereto, and Lessor or County shall be allowed to take all material into and upon said Premises that may be required therefor without the same constituting an eviction of Lessee, in whole or in part. In case of an emergency, Lessor or County shall give such notice to Lessee as is reasonable under the circumstances.

              B. Reservation of Easements. In the Prime Lease, County has reserved the right, consistent with the Development Plan, the Covenants and with the Plans and Specifications, to establish easements and/or rights-of-way, for streets, roads, underground utilities, and other related purposes, in order to facilitate development of the Life Science Center, provided that such easements or rights-of-way shall not interfere with the use, operations, or maintenance of, or materially adversely affect the value of, the Property.

              C. Accommodation of Lessee. Lessor shall use reasonable efforts to minimize the interference with business activities on the Premises when exercising Lessor's rights pursuant to this Section.

         23.  COMMON AREAS.

              A. Lessee's Non-exclusive Right to Use. Lessee shall have a non-exclusive right to use: (i) the public conveniences and common areas, if any, in the Life Sciences Center; and (ii) all other areas in the Life Sciences Center such as sidewalks, roads and driveways, to be used in common by lessees of the Life Sciences Center, ((i) and (ii) collectively referred to and identified for use as "Common Areas").

              B. County's Right to Make Changes to Common Areas. In the Prime Lease, County has reserved the right to construct buildings and to make changes, additions, alterations or improvements on or to the Common Areas; provided, however, that such activity does not cause an obstruction of the access to the Premises, any unreasonable interference with the permitted uses of the Premises, or a material adverse effect on the value of the Premises.

         24.  ENFORCEMENT.

              A. Lease for the Benefit of Parties. The provisions of this Lease shall run for the Term of this Lease (including any Extension Terms) and be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and assigns. These provisions shall be enforced, as provided hereinafter, by Lessor or by Lessee for their respective benefit or protection.

              B. Remedies. A violation of any provision herein contained shall, subject to Section 24.E, give to Lessor or Lessee the right to bring proceedings in a court of competent jurisdiction against the party or parties violating or attempting to violate any of said covenants, conditions, restrictions and reservations, to enjoin them from so doing, to cause any violation to be remedied, and/or to recover damages resulting from such violation. In addition, violation of any covenants, conditions, restrictions, and reservations shall, subject to
Section 24.E, give to Lessor the right to enter upon the Premises to remove, at the expense of Lessee, any structure, thing or condition that may be contrary to the provisions hereof after providing Lessee's subtenant and any Leasehold Mortgagee, if any, with written notice of the violation and providing not less than thirty (30) days in which to cure the alleged violation, which cure period shall be extended for so long as may be reasonably necessary to cure such violation, so long as Lessee, Lessee's subtenant or any Leasehold Mortgagee proceeds diligently to effect such cure after receipt of Lessor's notice. In any judicial proceeding to enforce the provisions hereof or to enjoin their violation, the prevailing party or parties shall be entitled to reasonable attorneys' fees from the party or parties against whom judgment is entered in such amount as may be fixed by the court in such proceedings. Such remedies shall be cumulative and not exclusive.

              C.   Default. Lessee's violation of any of the provisions of
Section 5 requiring Lessee to pay annual base rent and additional rent, Section 6 requiring Lessee to complete construction of the Lessee's Work, Section 8 requiring Lessee to maintain and provide Lessor and County with evidence of the insurance coverages set forth therein, or Lessee's use of the Premises for any use other than those permitted by the Covenants, shall, at Lessor's option and subject to Section 24.E, be deemed to create a default under this Lease and to give rise to the right of termination or eviction, or any other remedy provided by law, provided that said violation has not been cured within twenty-five (25) days after written notice has been given to Lessee, Lessee's subtenant and any Leasehold Mortgagee, and further provided that Lessee, Lessee's subtenant or any Leasehold Mortgagee has not taken steps to remedy said violation in a manner reasonably acceptable to Lessor within said twenty-five (25) days after the written notice, or has not thereafter diligently proceeded to complete the remedying of such violation, and further provided that Lessee's subtenant has not cured such violation within a reasonable time after receipt of the second default notice described in Section 29. Lessee's material violation of any of the other provisions set forth herein shall, at Lessor's option and subject to Sections 24.E and 24.F, be deemed to create a default under this Lease but shall not in any event give rise to the right of termination or eviction; provided, however, that such default shall give rise to any other remedy provided by law, provided that said violation has not been cured within twenty-five (25) days after written notice has been given to Lessee, Lessee's subtenant and any Leasehold Mortgagee, and further provided that Lessee, Lessee's subtenant or any Leasehold Mortgagee has not taken steps to remedy said violation in a manner reasonably acceptable to Lessor within said twenty-five (25) days after the written notice or has not thereafter diligently proceeded to complete the remedying of such violation, and further provided that Lessee's subtenant has not cured such violation within a reasonable time after receipt of the second default notice described in Section 29.

              D. Bankruptcy. Lessee agrees that it shall be a default of this Lease if Lessee is (i) voluntarily placed into bankruptcy for purposes of liquidation or (ii) involuntarily placed into bankruptcy for purposes of liquidation and such bankruptcy proceeding is not dismissed within one hundred fifty (150) days. In the event that Lessee is placed into bankruptcy for the purpose of reorganization or rehabilitation, Lessor and Lessee agree that it shall be a default of this Lease only if such bankruptcy proceeding reduces the amount of rent to be paid by Lessee;

or Lessee has failed to pay the rent in accordance with Section 5 of this Lease. Upon default of this Lease, Lessor and Lessee retain their respective remedies and cure rights set forth in this Lease.

              E. No Default Arising From Acts or Omissions of Lessor's Affiliates. Notwithstanding anything in this Lease to the contrary, Lessee shall not be in default of this Lease and Lessor shall have no rights or remedies as a result of a violation of any provision of this Lease (including, without limitation, Sections 8, 10, 12, 14-19 inclusive, 21, 25 and 26) if such violation is caused during any period in which the then-current holder of the tenant's leasehold interest under the Project Lease is a Lessor's Affiliate, by a failure to perform the comparable provision of the Project Lease by such Lessor's Affiliate.

              F. Limitation on Lessor's Right to Terminate. Notwithstanding anything to the contrary in Section 24.C, Lessor shall not have the right to terminate this Lease or evict Lessee from the Premises for Lessee's violation of the provisions of Section 8 requiring Lessee to maintain and provide Lessor and County with evidence of the insurance coverages set forth therein, or for Lessee's use of the Premises for any use other than those permitted by the Covenants, if (i) such violation is caused during any period in which the then-current holder of the tenant's leasehold interest under the Project Lease is the assignee of a Lessor's Affiliate or of any assignee in a chain of title originating with a Lessor's Affiliate, by a violation of the comparable provision of the Project Lease by such assignee, and (ii) Lessee is using reasonable and diligent efforts to enforce such provision of the Project Lease against such assignee.

         25.  EXPIRATION.

              A. Surrender of Improvements. At the expiration or earlier termination of the Term, all buildings, alterations, additions or improvements then upon the Premises shall become the property of Lessor and remain upon and be surrendered with the Premises as a part thereof. At the expiration or earlier termination of the Term, the Premises and all such buildings, alterations, additions or improvements shall be surrendered to Lessor broom clean and in as good condition as they were in on the Rent Commencement Date, ordinary wear and tear excepted, subject to the provisions of Section 34.C.

              B. Removal of Trade Fixtures. All trade fixtures, furnishings and equipment, whether or not they are or may be deemed to constitute part of the Improvements may be removed by Lessee, at its sole option. Lessee, at its expense, shall immediately repair any damage to the Premises or Improvements by reason of removal of any such trade fixture, furnishings and equipment. If Lessor elects to enter thereon and take possession at the termination of this Lease, all repairs not previously made, at the option of Lessor, may be corrected at the expense of Lessee, normal wear and tear excepted.

         26.  TENANT HOLDING OVER.

              If Lessee shall not immediately surrender possession of the Premises at the expiration or termination of this Lease, Lessor shall be entitled to retake or recover possession of the Premises as hereinbefore provided in case of expiration or termination on the part of Lessee and have available to it any and all other remedies available by law. If Lessee shall fail to surrender possession of the Premises immediately upon the expiration of the Term, Lessee hereby agrees that all the rights and obligations of Lessee and Lessor applicable during the Term shall be equally applicable during such period of subsequent occupancy, except that during the holdover tenancy, Lessee shall pay one hundred twenty-five percent (125%) of the annual base rent payable during the last year of the Term.

         27.  MORTGAGE OF LESSEE'S LEASEHOLD INTEREST.

              A. Notice of Default under Mortgage or Lease. Lessee shall have the right at any time and from time to time to mortgage this Lease and/or assign or hypothecate Lessee's interest in this Lease and/or in the Improvements as security for a loan, provided that this Lease is not subordinated to the terms of any assignment or Mortgage except as provided in Section 28 hereof. Any subtenant (but no tenant of any subtenant) of Lessee shall have the right at any time and from time to time to mortgage its sublease and/or assign or hypothecate its interest in such sublease and/or in the Improvements as security for a loan, and Lessee may subordinate its interest in such sublease to the terms of any such assignment or mortgage, provided that this Lease is not subordinated to the terms of any assignment or Mortgage except as provided in Section 28 hereof.

              B. Leasehold Mortgagee Right to Notice and Cure. Any Leasehold Mortgagee with respect to which Lessor has received a written notice specifying the name and address of such Leasehold Mortgagee, shall be given (by personal delivery or by certified mail, return receipt requested) by Lessor a copy of each notice of default by Lessee or other notice or demand to or upon Lessee, at the same time as and whenever such notice of default or other notice or demand shall thereafter be given by Lessor to Lessee, addressed to such Leasehold Mortgagee at the address last furnished to Lessor. No notice of a default by Lessee or demand upon Lessee shall be deemed to have been given by Lessor to Lessee unless and until a copy thereof shall have been given to each Leasehold Mortgagee with respect to which Lessor has been notified. Lessor will accept performance by any such Leasehold Mortgagee of any covenant, condition or agreement on Lessee's part to be performed hereunder with the same force and effect as though performed by Lessee, and any Leasehold Mortgagee which performs any covenant, condition or agreement shall be subrogated to any and all rights of Lessee with respect thereto. Nothing contained in this Lease shall obligate any Leasehold Mortgagee to cure any default of Lessee under this Lease or constitute an assumption by any Leasehold Mortgagee of the obligations of Lessee under this Lease.

              C. Leasehold Mortgagee as Holder of Lessee's Interest. A Leasehold Mortgagee may become the legal owner and holder of Lessee's interest under this Lease by foreclosure of its Mortgage, or as a result of the assignment of this Lease in lieu of foreclosure, whereupon (but in no event before becoming such legal owner or holder) such Leasehold Mortgagee shall immediately become and remain liable under this Lease, so long as (but no longer than) such Leasehold Mortgagee is entitled to possession of the Premises.

              D. Certain Restrictions During Leasehold Mortgage. So long as any Mortgage is in existence, and no default exists hereunder which has not been cured (by Lessee, any Leasehold Mortgagee or any Subtenant, as defined herein) within the period of time provided herein, Lessor shall not accept a surrender of the Premises or a termination or modification of this Lease, prior to the expiration of this Lease, without the prior written consent of all Leasehold Mortgagees (of whom Lessor has received prior written notice). Any right or remedy which permits Lessee to terminate this Lease shall be conditioned on the written consent to such termination by all Leasehold Mortgagees.

              E. New Financing. In the event any Leasehold Mortgagee requires, as a condition of providing financing, that modifications to this Lease be obtained, and provided that such modifications do not, in Lessor's reasonable judgment, unreasonably increase Lessor's obligations or reduce Lessor's rights under this Lease, then Lessee shall submit to Lessor a written amendment to this Lease incorporating such required modifications, and Lessor shall execute such amendment and deliver the same to Lessee within thirty (30) days after receipt of such amendment.

              F. Assignment by Leasehold Mortgagee. Any party, including a Leasehold Mortgagee or the assignee of such Leasehold Mortgagee, that becomes the owner of or acquires any interest in this Lease pursuant to foreclosure and sale or by assignment in lieu of foreclosure, may sell, assign, transfer or otherwise dispose of this Lease or its interest in this Lease without the consent of Lessor; provided, however, that for so long as the Prime Lease is in effect, no such Leasehold Mortgagee or assignee shall occupy or sublease the Premises for any use other than a manufacturing and industrial use allowed by the Covenants without the consent of Lessor and County, which consent shall not be unreasonably withheld, conditioned or delayed. All rights and references herein to a Leasehold Mortgagee, shall be read to include the assignee of such Leasehold Mortgagee. Notice of any such assignment shall be given to Lessor and County.

              G. Notice of Mortgages. Lessee shall give Lessor notice of any recorded mortgages or liens upon Lessee's leasehold interest in the Premises in connection with the financing of the Premises.

         28.  MORTGAGE OF LESSOR'S INTEREST.

              For so long as the Project Lease is in effect and any Lessor's Affiliate is the then-current holder of the tenant's leasehold interest under the Project Lease, Lessee and such Lessor's Affiliate shall each have the right to subject Lessor's leasehold or fee simple interest in the Premises to construction and permanent loans (or refinancings of such loans), the proceeds of which shall be applied toward payment for the costs of acquisition, leasing, development, financing and construction of the Premises and the Improvements thereon (including but not limited to, site preparation and development costs, fees of architects, engineers, site planners and other consultants, attorneys' fees, lender's counsel fees, loan commitment fees, title costs, survey costs, all fees and costs in connection with applying for and obtaining any permits and approvals, a development fee payable for construction of the Improvements, the price payable to The Buccini/Pollin Group, Inc. for its option to lease or purchase Parcel N/Q, the rent payable under this Lease, and the net annual base rent payable under the Project Lease). For this purpose, each of Lessee and such Lessor's Affiliate may subject Lessor's interest in the Premises to a single Mortgage, and may require Lessor and Lessor's Affiliate to join with it in the execution and delivery of such Mortgage, which Mortgage shall constitute a lien on Lessor's and Lessee's interest in the Premises as well as the buildings and improvements to be erected thereon by such party, subject, however, to the following:

              A. The loans secured by such Mortgage shall be made by a commercial or savings bank, trust company, savings and loan institution or other financial institution authorized to do business in the State of Maryland and acceptable to Lessor, in its reasonable discretion;

              B. The amount and terms of the loans secured by such Mortgage, and the terms and conditions of such Mortgage and all instruments collateral thereto shall be acceptable to Lessor, in its reasonable discretion; and

              C. Such Mortgage shall expressly provide that the Leasehold Mortgagee will give Lessor copies of all written notices of any default sent thereunder, the failure to cure which might result in acceleration of the debt secured by said Mortgage, and that after receipt of such notice, Lessor will have the cure period for such default provided to the debtor in such Mortgage.

         29.  ASSIGNMENT AND SUBLEASING; LESSOR'S RIGHT OF FIRST REFUSAL.

              A. Right of First Refusal. If Lessee, at any time during the Term, receives an offer to purchase Lessee's leasehold interest in the Premises, and Lessee desires to accept said offer, or if Lessee, at any time during the Term, makes an offer to sell its leasehold interest in the Premises, then Lessee shall give Lessor thirty (30) days notice in writing of such offer setting forth the name and address of the proposed purchaser with executed copies of all relevant documents, the amount of the proposed purchase price, and all other terms and conditions of such offer, and Lessor shall have the first option to purchase Lessee's leasehold interest in the Premises by giving written notice to Lessee of its intention to purchase within said thirty (30) day period. In the event Lessor exercises its option to purchase Lessee's leasehold interest in the

Premises, Lessee shall sell and Lessor shall purchase Lessee's leasehold interest in the Premises on the terms set forth in the offer. If Lessor shall not elect to purchase Lessee's leasehold interest in the Premises in accordance with the terms and conditions of the offer, (i) Lessee shall have the right to sell and convey Lessee's leasehold interest in the Premises to another party but only in accordance with all of the provisions of the offer and (ii) this Lease and all of its terms and conditions shall nevertheless remain in full force and effect and Lessor and any purchaser or purchasers of Lessee's leasehold interest in the Premises shall be bound thereby. If Lessor shall not elect to purchase Lessee's leasehold interest in the Premises in accordance with the terms and conditions of the offer and Lessee's leasehold interest in the Premises is not sold in accordance with the offer, Lessor shall have, upon the same conditions and notice, the continuing first option to purchase Lessee's leasehold interest in the Premises, upon the terms of any subsequent offer or offers to purchase. If Lessor defaults in its obligation to purchase Lessee's leasehold interest in the Premises when Lessor is obligated to make settlement of such purchase pursuant to this Section 29, Lessee shall have the right to avail itself of any and all remedies available to it under applicable law and this Lease shall continue in full force and effect but Lessor's option rights under this Section 29 shall cease and terminate and the provisions of this Section 29 shall have no further force or effect. Lessor's option rights under this Section 29 shall be assignable by Lessor (separate and apart from this Lease) and, in such event, Lessee's leasehold interest in the Premises shall be acquired in such name as may be designated by Lessor or Lessor's assignee. Notwithstanding anything to the contrary herein, Lessor's rights under this Section 29 shall be subordinate to the option, held by MAGENTA Corporation, its successors or assigns under the

Project Lease, to purchase the Lessee's leasehold interest in the Premises at the expiration of the initial term or any extension term of the Project Lease.

              B. Assignment or Subletting to Competitors. Lessee shall not assign this Lease to, or enter into a sublease with, a competitor of Lessor, without the prior written consent of Lessor, which may be granted or withheld in Lessor's sole discretion. For purposes of this Lease, a "competitor of Lessor" shall mean any person, corporation, limited liability company, partnership, trust or other business entity which is or is about to become engaged in the development, manufacture or sale of any product, or the sale or performance of any service, which competes with: (i) biosafety testing of raw material, in-process products and/or final products; analytical characterization of products; toxicology testing of products; or manufacturing of biological products intended for therapeutic use; or (ii) any product then being manufactured or sold, or any services then being sold or performed, by Lessor or any of its affiliates, which is directly or indirectly related to biological or chemical processes, services or products.

              C. Other Assignments and Sublettings. Except as otherwise set forth in Sections 29.A and 29.B, Lessee shall have the right to assign this Lease or enter into a sublease with any other party without the necessity of obtaining Lessor's consent; provided, however, that no assignee or subtenant shall occupy the Premises, or any part thereof, without the prior written consent of Lessor, which consent may be granted or withheld in Lessor's sole discretion. Lessee shall give Lessor prompt written notice of any assignment or subletting. No assignment or subletting shall be deemed to release Lessee from its obligations under this Lease. Lessor acknowledges that Lessee intends to enter into a sublease with MAGENTA Corporation (a Lessor's Affiliate as of the date of this Lease) for the Premises. Any subtenant (each a "Subtenant", which term does not include any tenant of a subtenant) of Lessee, with respect to which Lessor has received a written notice specifying the name and address of such Subtenant, shall be given by Lessor a copy of each notice of default by Lessee or other notice or demand to or upon Lessee, at the same time and in the same manner as and whenever such notice of default or other notice or demand shall thereafter be given by Lessor to Lessee, addressed to such Subtenant at the address last furnished to Lessor. No notice of a default by Lessee shall be deemed to have been given by Lessor to Lessee unless and until a copy thereof shall have been given to each Subtenant with respect to which Lessor has been notified. In the event that Lessee receives notice from the Lessor of a default by Lessee and such default is not cured by Lessee pursuant to the provisions of this Lease, Lessor shall, prior to commencing any judicial proceedings or taking any other action, including ejectment or dispossession proceedings, to obtain possession of the Premises, in addition to giving the notice to each Subtenant, give a second notice of the failure of Lessee to cure such default to each Subtenant at the expiration of the period within which Lessee may cure as set forth in this Lease, and the Subtenant may proceed to cure any such failure. Lessor will accept performance by any such Subtenant of any covenant, condition or agreement on Lessee's part to be performed hereunder with the same force and effect as though performed by Lessee, whether or not Lessee is in default under this Lease at the time of such performance. Any Subtenant which performs any covenant, condition or agreement shall be subrogated to any and all rights of Lessee with respect thereto. Nothing contained in this Lease shall obligate any Subtenant to cure any default of Lessee under this Lease or constitute an assumption by any Subtenant of the obligations of Lessee under this Lease.

              D. Successors and Assigns. Lessor and Lessee agree that all of the terms, covenants and conditions, agreements, rights, privileges, obligations and duties contained in this Lease shall be construed to be covenants running with the land, and all rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the respective successors and assigns of said parties; and if Lessee shall be comprised of more than one individual or entity, they shall all be bound jointly and severally by the terms, covenants and agreements herein.

              E. Rights of Subtenants. So long as any sublease is in effect, and no default exists hereunder which has not been cured (by Lessee, any Subtenant or any Leasehold Mortgagee) within the period of time provided herein, Lessor shall not accept a surrender of the Premises or a termination or modification of this Lease, prior to the expiration of this Lease, without the prior written consent of all Subtenants (of whom Lessor has received prior written notice). Any right or remedy which is expressly granted in this Lease allowing Lessee to terminate this Lease shall be conditioned on the written consent to such termination by all Subtenants.

              Lessor agrees that in the event this Lease is terminated, Lessor will not disturb the rights of any Subtenant, so long as (i) such Subtenant complies with all of the material terms of its sublease, and (ii) such sublease is expressly subject to this Lease; and Lessor in the exercise of its rights and remedies under this Lease shall not deprive any such Subtenant of possession or occupancy of the area of the Premises, or portion thereof, covered by its sublease during the term thereof or join any such Subtenant as a party in any action or proceeding to enforce or terminate this Lease or obtain possession of said area for any reason. The provisions of this paragraph shall be self-executing but Lessor, upon request by Lessee or any Subtenant, agrees to execute additional documentation to effectuate the provisions of this paragraph.

         30.  QUIET ENJOYMENT, TITLE TO LAND AND IMPROVEMENTS.

              A. Quiet Enjoyment. Upon payment by Lessee of the rents herein provided and upon the observance and performance of all covenants, terms and conditions on Lessee's part to be observed and performed, Lessee shall peaceably and quietly hold and enjoy the Premises for the term hereby demised without hindrance or interruption by Lessor or any other person or persons lawfully or equitably claiming by, through or under Lessor, subject to the terms and conditions of this Lease.

              B. Title. Lessor covenants that it shall not at any time hereafter (except for a sale of its leasehold interest or fee simple interest to Lessee as referred to herein) convey or sell any interest of Lessor in the Premises unless such conveyance or sale is made subject to this Lease. Lessor further represents that it has the right to make this Lease. Lessor and Lessee each represent to the other that it has the full right, power, and authority to enter into this Lease for the Term and that the Premises may be used by Lessee during the Term for the purposes herein set forth provided Lessee conforms to the provisions of this Lease and all applicable laws and regulations. Without limiting the generality of the foregoing, Lessor and Lessee each agree to execute and deliver to the other party (or to any Leasehold Mortgagee), within forty-five (45) days after request therefor, an estoppel certificate, certifying such matters as may be reasonably requested by the other party. As consideration for the execution of this Lease, Lessor acknowledges that Lessee, or any subtenant of the Lessee, shall hold title to all of the Improvements as long as this Lease is in effect.

         31.  SURRENDER - WAIVER AND AMENDMENT.

              No agreement to amend or to accept a surrender of this Lease or a waiver of either party's obligations hereunder shall be valid unless in writing signed by Lessor and Lessee. No employee of Lessor or its agent shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Lessor or its agent shall not operate as a termination of this Lease or a surrender of the Premises. The failure of any party to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease, shall not prevent a subsequent act, which would have originally constituted a violation of this Lease from having all the force and effect of an original violation of this Lease. The receipt and acceptance by Lessor of rent with knowledge of the breach of any condition or covenant of this Lease shall not be deemed a waiver of such breach. The right to enforce any such condition or covenant is in the sole jurisdiction of Lessor. The failure by either party to enforce any of the conditions or covenants set forth herein or hereinafter adopted against the other shall not be deemed a waiver of any such conditions or covenants.

         32.  NON-DISCRIMINATION IN EMPLOYMENT AND SERVICES.

              Lessee agrees to comply with the non-discrimination in employment policies in County contracts as required by Section 11B-33 and Section 27-19 of the Montgomery County Code 1994, as amended, as well as all other applicable state and federal laws regarding employment discrimination.

         33.  DISPUTES.

              A. Arbitration. Notwithstanding anything to the contrary in this Lease, any controversy or claim arising out of or relating to this Lease, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Any arbitration hearing shall be conducted in Montgomery County, Maryland, before a single arbitrator, if the amount in controversy is less than Fifty Thousand Dollars ($50,000.00), or before a panel of three (3) arbitrators, if the amount in controversy is Fifty Thousand Dollars ($50,000.00) or more. The arbitrator(s) are hereby given authority to determine and limit discovery in any such arbitration proceeding.

              B.   Exceptions.

                   (1) Certain Defaults. If Lessee desires to arbitrate the issue of whether it is responsible for the payment of any rental or other amount claimed by Lessor to be then due or overdue under this Lease, Lessor may require, as a condition of agreeing to arbitrate such issue, that Lessee pay such disputed rental or other amount into escrow with a mutually acceptable escrow agent prior to the commencement of the arbitration. Either party may seek injunctive relief from a court pending the outcome of any arbitration.

                   (2) Disputes with County. Any dispute among Lessor, Lessee and County shall be settled by mediation or litigation in accordance with the terms of the Prime Lease.

         34.  GOVERNING LAW, SEVERABILITY, CASUALTY, CONDEMNATION AND
COMPLIANCE.

              A. Governing Law. This Lease shall be construed and governed by the laws of the State of Maryland wherein the Premises and the Shady Grove Life Sciences Center are located. Should any provisions of this Lease and/or of its conditions be deemed illegal or not enforceable under the laws of the said jurisdiction, it or they shall be considered severable, and the balance of this Lease and its conditions shall remain in force and be binding upon the parties as though such provisions had never been included.

              B. Lease not Redeemable. The purpose of this Lease is not primarily residential and shall not be redeemable as provided in Section 8-110 of the Real Property Article, Annotated Code of Maryland.

              C.   Casualty Damage.

                   (1) Repairs. In the event the Facility or other Improvements shall be damaged or destroyed by fire or other casualty, Lessee shall give Lessor prompt written notice thereof and, subject to the provisions of Section 34.C(2) below, Lessee, at its expense, shall repair, reconstruct or replace the Lessee's Work or portion thereof so damaged or destroyed (whichever is reasonably required), and shall cause the tenant under the Project Lease, at its expense, to repair, reconstruct or replace the remainder of the Facility and other Improvements or portion thereof so damaged or destroyed (whichever is reasonably required), at least to the extent of the value thereof existing immediately prior to such occurrence; provided, however, that neither Lessee nor the tenant under the Project Lease shall be required to pay the costs of such repair, reconstruction or replacement in excess of insurance proceeds available to such party for such purposes. There shall be no abatement of annual base rent or any other amount payable under this Lease.

                   (2) Termination. Notwithstanding anything in this Lease to the contrary, (i) if the Facility shall be totally destroyed or so damaged as to render it totally or substantially unusable, and Lessee, in its reasonable business judgment, shall decide to demolish the Facility and other Improvements rather than repair and rebuild the same, or (ii) if any Leasehold Mortgagee elects to retain the insurance proceeds, then, in either such event, Lessee may terminate this Lease by written notice to that effect given to Lessor no later than ninety (90) days after the occurrence of the casualty, in which event this Lease shall terminate immediately upon Lessee's vacating the Premises and surrendering the same to Lessor, after having completed demolition of the Facility and other Improvements and restoration of the Premises to a safe and orderly condition in compliance with all laws. In such event, Lessee's liability for annual base rent and the other amounts payable under this Lease shall cease on the termination date. In the event that this Lease is terminated pursuant to this Section 34.C(2), then the proceeds of the property insurance carried by Lessee pursuant to Section 8.B(1)(e) shall be applied first to payment of the principal balance and all accrued interest under all Mortgages, and second to the cost of demolition of the Facility and other Improvements and restoration of the Premises to a safe and orderly condition in compliance with all laws. Any remaining proceeds shall be the property of Lessee.

              D. Condemnation. If the entire Premises, or such portion thereof as will make them, in the exercise of Lessee's reasonable business judgment, unsuitable for the purposes herein leased, are condemned for any public use or purpose by a public authority, this Lease shall cease and rent be accounted for as of the date of surrender of possession. In the event of a partial taking, a pro rata reduction in the rent shall be provided in the proportion which the property so taken or condemned bears to the entire Premises originally devised. Further, in the event of any taking or condemnation of the Premises, Lessee shall not be entitled to claim any value for any leasehold or fee interest in the land, but both Lessor and Lessee shall be entitled to claim, prove and receive in the condemnation proceeding such awards as may be allowed for their respective interests in the Facility and other Improvements.

              E. Compliance with Law. It is understood, agreed and covenanted by Lessee that it shall promptly comply with, observe and perform all of the requirements of all the statutes, ordinances, rules, orders and regulations now in effect or hereinafter promulgated whether required by the Federal Government, the State of Maryland, County, in its governmental capacity, or the Montgomery County Fire Marshal.

              F. Limitation of Lessor's Liability. Notwithstanding any contrary provision contained in this Lease, Lessee agrees that (i) the obligations of Lessor hereunder shall not constitute personal obligations of the officers, directors, shareholders, partners or members of Lessor, and the officers, directors, shareholders, partners and members of Lessor shall have no personal liability with respect to any claim arising out of or related to this Lease, and (ii) Lessor's liability with respect to any claim arising out of or related to this Lease shall be limited to the greater of (a) Two Million Five Hundred Thousand Dollars ($2,500,000) or (b) the interest of Lessor in the Premises.

              G. Limitation of Lessee's Liability. Notwithstanding any contrary provision contained in this Lease, Lessor agrees that the obligations of Lessee hereunder shall not constitute personal obligations of the officers, directors, shareholders, partners or members of Lessee.

         35.  RECORDING.

              Lessee and Lessor shall have the right to record this entire Lease or to execute a Memorandum of Lease and have it properly acknowledged for the purpose of recording. Such Memorandum of Lease shall have included therein such of the provisions hereof as may be requested by either of the parties. The cost of recording this entire Lease or such Memorandum of Lease (including all stamps, conveyance, recordation and other taxes incident thereto) shall be borne solely by Lessor.

         36.  ENTIRE AGREEMENT.

              This Lease, Exhibits, and Addenda, if any, attached hereto and forming a part hereof, sets forth all the covenants, promises, agreements, conditions and understandings between Lessor and Lessee concerning the Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than as herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Lessor or Lessee unless reduced to writing and signed by them. For so long as that certain acquisition, development and construction/permanent loan obtained by Lessee from NationsBank, N.A. to fund the costs of acquiring the Property, performing the Lessee's Work, leasing the Facility and all related activities, or any extension, modification or refinancing thereof, is outstanding, and NationsBank, N.A. or its successor or assignee is the lender, no alteration, amendment, change or addition to this Lease may be made without the prior written consent of NationsBank, N.A. or its successor or assignee.

         37.  NOTICE.

              All notices required or permitted hereunder shall be deemed to have been given if delivered by a reputable messenger, overnight delivery service, facsimile or mailed in any United States Post Office by certified mail, return receipt requested, postage prepaid, addressed to Lessor or Lessee, respectively, at the following addresses or to such other addresses as the parties may designate in writing from time to time. All notices shall be deemed to be received on the date of delivery by messenger or overnight delivery service, the date indicated by a facsimile confirmation receipt signed by the recipient, or three (3) business days after depositing them with the United States Post Office.

         Notice of the identity and address of any Leasehold Mortgagee and any Subtenant shall be in the form of a written notice sent to Lessor in accordance with this Section.

LESSOR:                                     LESSEE:
-------                                     -------

BioReliance Corporation                     The Buccini/Pollin Group, Inc
9900 Blackwell Road                         110 N. Royal Street, Suite 305

Rockville, Maryland 20850                   Alexandria, Virginia 22314
Attention: Sherry Rhodes, Esquire           Facsimile: (703) 548-4257
   Vice President and General Counsel
Facsimile: (301) 738-1033

With a copy to:                             With a copy to:

Shulman, Rogers, Gandal, Pordy &            Arent Fox
   Ecker, P.A.                              1050 Connecticut Avenue, N.W.
11921 Rockville Pike, Suite 300             Washington, D.C. 20036
Rockville, Maryland 20852                   Attention:  Richard L. Brand, Esquire
Attention:  Lawrence A. Shulman, Esquire    Facsimile:  (202) 857-6395
Facsimile:  (301) 230-2891

         38.  CAPTIONS. PRONOUNS.

              The captions and paragraph numbers appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of this Lease, nor in any way affect this Lease.

              The use of the neuter singular pronoun to refer to Lessor or Lessee shall be deemed a proper reference even though Lessor or Lessee may be an individual, a partnership, a joint venture, a corporation, or a group of two or more individuals, partnerships, joint ventures or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense shall in all instances be assumed as though in each case fully expressed.

         39.  SURVIVAL.

              The following obligations shall survive the expiration or termination of this Lease: (a) any obligation herein permitted to be performed after the expiration or termination of this Lease; (b) any obligation not reasonably susceptible to performance prior to the expiration or termination of this Lease; and (c) any obligation, required hereunder to be performed at or before the expiration or termination of this Lease, not so performed.

         40.  MISCELLANEOUS PROVISIONS.

              A. Time of the Essence. Lessor and Lessee acknowledge that time is of the essence in the performance of any and all obligations, terms and provisions of this Lease, including without limitation, the purchase option in
Section 41 hereof.

              B. Days. If the date on which either Lessor or Lessee is required to take or complete an action hereunder is not a business day (as defined below), the action shall be taken or completed on the next succeeding business day. For purposes hereof, "business day" means any day other than a Saturday, Sunday or federal holiday.

              C. Certain Terms. For purposes of this Lease, there shall be no distinction between the terms "breach" and "default."

              D. Waiver of Trial by Jury. Lessor and Lessee waive their right to trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Lessor and Lessee, Lessee's use of or occupancy of the Premises, and any emergency statutory or any other statutory remedy.

              E. No Representations by Lessor. Neither Lessor nor any agent of Lessor has made any representations or promises with respect to the Premises except as herein expressly set forth, and no rights, privileges, easements or licenses are granted to Lessee except as herein expressly set forth.

              F. Authority. Lessor and Lessee hereby covenant each for itself, that each has full right, power and authority to enter into this Lease upon the terms and conditions herein set forth.

              G. No Partnership. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Lessor and Lessee, or to create any other relationship between the parties other than that of Lessor and Lessee.

              H. Lessor Approvals. Except as otherwise set forth herein, Lessor shall not unreasonably withhold, condition or delay any approval, consent or agreement required under this Lease to be obtained from Lessor.

              I. Consequential Damages. Notwithstanding anything to the contrary in this Lease, in no event shall either Lessor or Lessee be liable to the other for consequential damages, except as set forth in Section 12.C.

         41.  CONTINGENT PURCHASE OPTION.

              A. Upon Expiration of Project Lease. In the event that the tenant under the Project Lease does not exercise its option (set forth in the Project Lease) to purchase the Facility and other Improvements from Lessee, Lessee shall have the right, at its sole option, to purchase the Premises from Lessor at the expiration of the term (including any exercised renewal or extension terms) of the Project Lease, for the then fair market value of the Land, as determined pursuant to subparagraph (2) of this Section 41.A, and upon the terms and conditions set forth in this Section 41.A and Section 41.C.

                   (1) Exercise of Option. Lessee shall exercise its option to purchase the Premises by delivering to Lessor, in the manner set forth in
Section 37 of this Lease, notice of its exercise of such option (the "Exercise Notice") not earlier than one (1) year, nor later than the date (the "Exercise Notice Deadline") which is six (6) months prior to the expiration of the term (including any exercised renewal or extension terms) of the Project Lease; provided, however, that if Lessor shall not have received the Exercise Notice by the date which is seven (7) months prior to the expiration of the term (including any exercised renewal or extension terms) of the Project Lease and the contingency set forth in Section 41.A is satisfied, Lessor shall provide Lessee with a written reminder of the deadline for Lessee's exercise of the option (the "Reminder Notice"), and if Lessee does not receive the Reminder Notice at least ten (10) days before the Exercise Notice Deadline set forth above, then the Exercise Notice Deadline shall be extended to ten (10) days after Lessee's receipt of the Reminder Notice. Upon delivery of the Exercise Notice, Lessee shall be obligated to purchase, and Lessor shall be obligated to sell, the Premises in accordance with the terms and conditions set forth herein, subject only to the condition set forth in subparagraph (1) of Section 41.C. If Lessor does not own the Premises at the time it receives the Exercise Notice, then immediately upon receipt thereof, Lessor shall exercise its option (under the Prime Lease) to purchase Lot N/Q from the County.

                   (2) Purchase Price. Lessor and Lessee shall employ the procedure and timetable described below for the purpose of computing the fair market value of the Land:

                        (a) Within ten (10) business days after receipt of the Exercise Notice, Lessor shall notify Lessee of Lessor's determination of the fair market value of the Land

(the "Market Value Notice"). Lessee shall notify Lessor within ten (10) business days after Lessee's receipt of the Market Value Notice either that (i) Lessee accepts Lessor's determination of the fair market value of the Land or (ii) Lessee rejects Lessor's determination. If Lessee rejects Lessor's determination, the fair market value of the Land shall be determined in accordance with the provisions of subsection (b) below.

                        (b) If Lessee rejects Lessor's determination of the fair market value of the Land, Lessee and Lessor shall, for a period of twenty
(20) days, negotiate in an effort to determine the fair market value. If Lessee and Lessor are unable mutually to agree on the fair market value within such twenty (20) day period, Lessee and Lessor shall each within twenty (20) days thereafter appoint an appraiser. Each appraiser, within thirty (30) days of their appointment, shall make an independent determination of the fair market value of the Land. If the two appraisers so appointed agree on the fair market value of the Land, the fair market value shall be the amount determined by them. If the two appraisers so appointed do not agree on the fair market value of the Land, but if the difference between the fair market values determined by such appraisers is not more than five percent (5%) of the lower of the two appraisals, the fair market value of the Land shall be an amount equal to the quotient obtained by dividing the sum of the fair market values determined by such appraisers by two (2). If the two appraisers so appointed do not agree on the fair market value of the Land, and if the difference between the fair market value determined by such appraisers is more than five percent (5%) of the lower of the two appraisals, the two appraisers shall jointly appoint a third appraiser having the qualifications described below. If the two appraisers so appointed shall be unable, within thirty (30) days after their appointment, either to agree on the fair market value of the Land (or to disagree on such value with a difference of five percent (5%) or less of the lower of the two appraisals) or to agree on the appointment of a third appraiser, they shall give written notice of such failure to agree to the parties, and, if the parties fail to agree upon the selection of a third appraiser within fifteen (15) days after the appraisers appointed by the parties give such notice, then within ten (10) days thereafter either of the parties upon notice to the other party may request such appointment by the then-President of the Montgomery County Association of Realtors (or any organization successor thereto). If a third appraiser is appointed, such appraiser shall make the valuation within thirty (30) days after such appraiser's appointment and the fair market value of the Land shall be an amount equal to the quotient obtained by dividing the sum of the fair market values determined by the two appraisers who were closest in amount to each other by two
(2). If the mean average of the lowest fair market value determined by any of the three appraisers and the highest fair market value determined by any of the three appraisers is equal to the fair market value determination which is neither the highest nor the lowest of the three fair market value determinations, then the fair market value of the Land shall be such mean average.

                        (c) Each appraiser appointed pursuant to subsection (b) shall be a disinterested person of recognized competence who has had a minimum of ten (10) years experience as a real estate appraiser in Montgomery County, Maryland, and is a member of the American Institute of Appraisers. All valuations of the fair market value shall be in writing. Each appraiser shall determine the fair market value as a whole, as of the date of his or her appraisal, on the basis of all relevant factors affecting fair market value, including the prices for


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comparable properties in comparable locations in Montgomery County, Maryland, and assuming the following: (i) the seller and purchaser are typically motivated; (ii) the seller and purchaser are well informed and well advised and each is acting in what it considers its own best interest; and (iii) the Land is to be sold with vacant possession. The party appointing such appraiser shall be obligated, promptly after receipt of the valuation report prepared by the appraiser appointed by such party, to deliver a copy of such valuation report to the other party. If a third appraiser is appointed, the third appraiser shall be directed, at the time of the appointment, to deliver copies of his valuation report, promptly after its completion, to Lessee and Lessor. The expenses of the first two appraisers appointed pursuant to subsection (b) shall be borne by the party appointing such appraiser, and the expenses of the third appraiser appointed pursuant to subsection (b) shall be paid one-half by Lessee and one-half by Lessor.

                        (d) Notwithstanding the foregoing, Lessee, at its option, may have the fair market value of the Land determined from time to time (but not more often than once every five (5) years during the Term), pursuant to the procedure hereinabove set forth, by written notice to Lessor requesting such a determination. In such event, the date of Lessor's receipt of such notice shall be deemed the "Exercise Notice" for purposes of the aforesaid procedure. The fair market value of the Land as so determined, escalated at the rate of three percent (3%) per year, on a cumulative basis, commencing one (1) year after the date of such determination, shall then be binding on the parties as the purchase price for the Premises for a period of five (5) years after the date of such determination.


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              B.   Upon Termination of Project Lease for Default. In the event of a default by the tenant under the Project Lease, which continues after the expiration of any applicable notice or cure periods (a "Default"), Lessee shall have the right, at its sole option, to purchase the Premises from Lessor after termination of the Project Lease (or repossession by Lessee of the Premises without termination) because of such Default, for a purchase price determined pursuant to subparagraph (2) of this Section 41.B, and upon the terms and conditions set forth in this Section 41.B and Section 41.C.

                   (1) Exercise of Option. Lessee shall exercise its option to purchase the Premises by delivering to Lessor, in the manner set forth in
Section 37 of this Lease, notice of its exercise of such option within forty-five (45) days after termination of the Project Lease (or repossession by Lessee of the Premises without termination) because of the Default. Upon delivery of such notice, Lessee shall be obligated to purchase, and Lessor shall be obligated to sell, the Premises in accordance with the terms and conditions set forth herein, subject only to the condition set forth in subparagraph (1) of
Section 41.C. If Lessor does not own the Premises at the time it receives Lessee's notice of exercise of such option, then immediately upon receipt of such notice, Lessor shall exercise its option (under the Prime Lease) to purchase Lot N/Q from the County.

                   (2) Purchase Price. The purchase price for the Premises shall be determined as follows:

                        (a)  If the Default has occurred during the first three
(3) years of the term of the Project Lease, (i) if Lessor then owns the Premises, the purchase price shall be


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forty-eight and ninety-four one hundredths percent (48.94%) of the purchase price paid by Lessor to County for Lot N/Q, or (ii) if Lessor does not then own the Premises, the purchase price shall be the price shown on the Rent/Purchase Price Schedule to be attached hereto as Exhibit D.

                        (b) If the Default has occurred during the fourth (4th) through the tenth (10th) years of the term of the Project Lease, the purchase price shall be the sum of Nine Hundred Ten Thousand Three Hundred Sixty-one and 50/100 Dollars ($910,361.50), escalated by three percent (3%) per year, on a cumulative basis, commencing at the beginning of the fourth (4th) year of the term of the Project Lease.

                        (c)  If the Default has occurred during the eleventh
(11th) through the twentieth (20th) years of the term of the Project Lease, the purchase price shall be ninety-five percent (95%) of the fair market value of the Land (determined in accordance with Section 41.A(2)).

                        (d) If the Default has occurred during any extension term of the Project Lease, the purchase price shall be one hundred percent (100%) of the fair market value of the Land (determined in accordance with Section 41.A(2)).

              C.   Terms and Conditions of Purchase.

                   (1) Subdivision. From and after its receipt of Lessee's notice of exercise of its option to purchase the Premises, Lessor shall use commercially reasonable, diligent efforts to subdivide the Premises from the remainder of Lot N/Q. Lessor shall provide to Lessee, for Lessee's approval, copies of all plats and applications for such subdivision prior to submitting such plats and applications to the appropriate governmental agencies. Lessee shall


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
approve or disapprove such plats and applications within five (5) business days and any disapproval shall be accompanied by Lessee's reasons therefor in reasonable specificity. If, after the exercise of commercially reasonable, diligent efforts, Lessor is unable to so subdivide Lot N/Q, then Lessor shall, at Lessee's sole option (to be exercised by written notice to Lessor), either
(i) convey the Premises to Lessee by metes and bounds description at Closing (hereinafter defined) and thereafter join and cooperate with Lessee in all building permits and other permits and authorizations as may be reasonably requested by Lessee in connection with the Premises and the Facility and other Improvements, or (ii) continue to lease the Premises to Lessee under the terms of this Lease, in which event the option set forth in this Section 41, and Lessee's exercise thereof, shall become null and void. From and after the date Lessor conveys the Premises to Lessee by metes and bounds description, Lessor shall reasonably cooperate with Lessor on subdividing the Premises from the remainder of Lot N/Q.

                   (2) Closing. The closing of the purchase and sale of the Premises ("Closing") will take place within ninety (90) days after the later to occur of (i) Lessor's receipt of Lessee's notice of exercise of the purchase option, or (ii) settlement on Lessor's purchase of Lot N/Q from County; provided, however, that if the subdivision of the Premises from the remainder of Lot N/Q has not occurred by such date, then Lessee may defer the Closing until the earlier to occur of (i) one (1) year after such date, or (ii) thirty (30) days after the date of subdivision of the Premises from the remainder of Lot N/Q, or (iii) thirty (30) days after the date County, in its governmental capacity, issues an unappealable denial of subdivision of the Premises from the remainder of Lot N/Q. Lessor shall give Lessee prompt written notice of the


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date of such settlement. Closing will occur by mail or at the offices of
Lessee's settlement attorney. Lessee shall give Lessor at least ten (10) business days prior written notice of the date, time and place of Closing. At Closing, Lessor shall convey title to the Premises to Lessee by special warranty deed (subject to all covenants, conditions, rights of way, easements, encumbrances and other matters of record as of the date of this Lease and those matters effected by Lessee, or effected by County pursuant to the Prime Lease, or approved in writing by Lessee, which approval shall not be unreasonably withheld, conditioned or delayed, and those matters, other than monetary liens, permitted to be effected by the terms of this Lease), and such assignments, bills of sale and other instruments of conveyance reasonably necessary, which shall be in form and substance reasonably acceptable to Lessee, duly executed and acknowledged, and Lessee shall pay the purchase price for the Premises (determined as hereinabove set forth) to Lessor in cash, by certified check or by wire transfer. At Closing, Lessor and Lessee shall share equally all state, county and local transfer and recordation taxes due in connection with the transfer of the Premises from Lessor to Lessee, and Lessee shall pay any transfer and recordation taxes in excess thereof which are a result of any financing acquired by Lessee in connection with its acquisition of the Premises. All other costs and expenses attendant to Closing (including, without limitation, title company charges, title insurance premiums, survey costs and notary fees) shall be at the cost of Lessee, except that Lessor shall pay the fees and expenses of its own counsel.

                   (3) Condition of Premises. From and after the Lease Commencement Date, Lessee may perform reasonable studies of the Premises to determine the condition thereof.


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By its exercise of the purchase option, Lessee shall be deemed to have certified to Lessor that it has familiarized itself fully with the Premises, and that it has had the opportunity to perform, and has performed, such inspections, examinations, investigations and studies thereof as it deemed appropriate in order to determine whether to purchase the Premises in its then current condition. Lessee agrees that it shall rely solely upon its inspections, examinations, investigations and studies in electing whether or not to purchase the Premises. It is expressly understood and agreed that Lessee shall purchase the Premises "as is" and "where is," and with all faults and defects, latent or otherwise, and that Lessor is making no representations or warranties, either express or implied, by operation of law or otherwise, with respect to the quality, physical condition or value of the Premises, the zoning classification of the Premises or the compliance of the Premises with applicable law, except that Lessor warrants that the Premises shall be free of hazardous materials or substances as of the date of expiration or termination of the Project Lease, or repossession by Lessee of the Premises without termination of the Project Lease due to a Default. Without limiting the foregoing, it is understood and agreed that Lessor makes no warranty to Lessee regarding the Premises or its habitability, suitability, merchantability, fitness for a particular purpose or fitness for any purpose.

                   (4) Termination of Lease. Upon the completion of any conveyance of the Premises to Lessee pursuant to the terms of this Section 41, this Lease shall terminate, and neither Lessor nor Lessee shall have any further rights or obligations to the other hereunder, except for those rights and obligations which survive the expiration or earlier termination of this Lease.

                   (5) Default. If Closing fails to occur on the date and in the manner required herein, due to any cause other than a default by Lessor of its obligations under this Section 41, Lessor shall be released from all of its obligations under this Section 41 to provide Lessee with an option to purchase the Premises, and this Lease shall, except for the provisions of this Section 41, remain in full force and effect for the remainder of the Term.

                   (6) Assignment. The Purchase Option shall be assignable by Lessee separate and apart from this Lease; provided, however, that the Purchase Option shall not be assignable to any competitor of Lessor (as defined in Section 29.B), except as a part of an assignment of Lessee's other rights and obligations under this Lease in accordance with Section 29.B.


         42. LESSEE'S RIGHT OF FIRST REFUSAL. If Lessor, at any time during the Term, receives an offer to purchase Lessor's leasehold or fee interest in the Premises, and Lessor desires to accept said offer, or if Lessor, at any time during the Term, makes an offer to sell its leasehold or fee interest in the Premises, then Lessor shall give Lessee thirty (30) days notice in writing of such offer setting forth the name and address of the proposed purchaser with executed copies of all relevant documents, the amount of the proposed purchase price, and all other terms and conditions of such offer, and Lessee shall have the first option to purchase Lessor's leasehold or fee interest in the Premises by giving written notice to Lessor of its intention to purchase within said thirty (30) day period. In the event Lessee exercises its option to purchase Lessor's leasehold or fee interest in the Premises, Lessor shall sell and Lessee shall purchase Lessor's leasehold or fee interest in the Premises on the terms set forth in the offer. If the offer to purchase or sell Lessor's leasehold or fee interest in the Premises includes other property of Lessor, then Lessee may exercise its right of first refusal only by agreeing to purchase all such property for the price and in accordance with the terms of such offer. If Lessee shall not elect to purchase Lessor's leasehold or fee interest in the Premises in accordance with the terms and conditions of the offer, (i) Lessor shall have the right to sell and convey Lessor's leasehold or fee interest in the Premises to another party but only in accordance with all of the provisions of the offer, and (ii) this Lease and all of its terms and conditions shall nevertheless remain in full force and effect and Lessee and any purchaser or purchasers of Lessor's leasehold or fee interest in the Premises shall be bound thereby. If Lessee shall not elect to purchase Lessor's leasehold or fee interest in the Premises in accordance with the terms and conditions of the offer and Lessor's leasehold or fee interest in the Premises is not sold in accordance with the offer, Lessee shall have, upon the same conditions and notice, the continuing first option to purchase Lessor's leasehold or fee interest in the Premises, upon the terms of any subsequent offer or offers to purchase. If Lessee defaults in its obligation to purchase Lessor's leasehold or fee interest in the Premises when Lessee is obligated to make settlement of such purchase pursuant to this Section 42, Lessor shall have the right to avail itself of any and all remedies available to it under applicable law and this Lease shall continue in full force and effect but Lessee's option rights under this Section 42 shall cease and terminate and the provisions of this Section 42 shall have no further force or effect. Lessee's option rights under this Section 42 shall be assignable by Lessee (separate and apart from this Lease) and, in such event, Lessor's leasehold or fee interest in the Premises shall be acquired in such name as may be designated by Lessee or Lessee's assignee.

         IN WITNESS WHEREOF, the parties hereto do hereby execute this Lease as of the day and year first above written.

WITNESS OR ATTEST:                     BIORELIANCE CORPORATION

______________________________         By:________________________________(SEAL)
                                          Capers W. McDonald
                                          President and Chief Executive Officer

WITNESS OR ATTEST:                     BPG INDUSTRIAL PARTNERS II, LLC

______________________________         By:________________________________(SEAL)
                                          Robert E. Buccini
                                          Member






STATE OF MARYLAND, __________________________, to wit:

         ON THIS ___ day of ___________________, 1998, before me, the undersigned officer, personally appeared Capers W. McDonald, President and Chief Executive Officer of BioReliance Corporation, known to me to be the person whose name is subscribed to the foregoing, who did fully acknowledge that he executed the same as his voluntary act and deed for the purposes therein contained.

         WITNESS my hand and official seal the same day and year first above written.

                                       ___________________________________
                                       Notary Public

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My Commission Expires:__________________

STATE OF MARYLAND,  ______________, to wit:

         ON THIS ___ day of ________________, 1998, before me, the undersigned officer, personally appeared Robert E. Buccini, Member of BPG Industrial Partners II, LLC, known to me to be the person whose name is subscribed to the foregoing, who did fully acknowledge that he executed the same as his voluntary act and deed for the purposes therein contained.

         WITNESS my hand and official seal the same day and year first above written.

                                       ___________________________________
                                       Notary Public

My Commission Expires_____________________



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                                    EXHIBIT D

                          RENT/PURCHASE PRICE SCHEDULE

    [To be inserted within thirty (30) days after the Rent Commencement Date]